EXHIBIT (a)(2)

                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                   ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.









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                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                   ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


                               TABLE OF CONTENTS

                            ----------------------

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                                   ARTICLE 1
                                  DEFINITIONS

ACMC..........................................................................2
Additional Limited Partner....................................................2
Adjusted Property.............................................................2
Adverse Partnership Tax Consequence...........................................2
Adverse Tax Determination.....................................................2
Affiliate.....................................................................2
Affiliated Holders............................................................2
Agreement.....................................................................2
Alliance Capital..............................................................3
Alliance Capital Contribution.................................................3
Alliance Capital GP Interest..................................................3
Alliance Capital LP Unit......................................................3
Alliance Capital Majority Outside Approval....................................3
Alliance Capital Partnership Agreement........................................4
Appraiser.....................................................................4
Assignee Interest.............................................................4
Assignment Determination......................................................4
Assignor Limited Partner......................................................4
Available Cash Flow...........................................................4
Book-Tax Disparities..........................................................5
Capital Account...............................................................5
Carrying Value................................................................5
Certificate...................................................................5
Certificate of Limited Partnership............................................5
Code..........................................................................5
Commission....................................................................5
Contributed Property..........................................................5
Contribution..................................................................5
Corporate Affiliate...........................................................5



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                                                                           PAGE
                                                                           ----
Delaware Act..................................................................6
Demand........................................................................6
Departing Partner.............................................................6
Distribution..................................................................6
ECMC..........................................................................6
ECMC Transfer Agreement.......................................................6
Effective Time................................................................6
ELAS..........................................................................6
Exchange......................................................................6
General Partner...............................................................6
General Partnership Interest..................................................6
Guaranty Agreement............................................................6
Holdback Interests............................................................6
Indemnification and Reimbursement Agreement...................................7
Indemnified Person............................................................7
Indemnitee....................................................................7
Limited Liability Determination...............................................7
Limited Partner...............................................................7
Limited Partnership Interests.................................................7
Liquidating Trustee...........................................................7
Majority Approval.............................................................7
Majority Outside Approval.....................................................8
Market Value..................................................................8
NASDAQ........................................................................9
National Securities Exchange..................................................9
"Net Income" and "Net Loss"...................................................9
Net Value.....................................................................9
Opinion of Counsel............................................................9
Opinion of Outside Counsel....................................................9
Original Agreement of Limited Partnership.....................................9
Other General Partner.........................................................9
Partner.......................................................................9
Partnership..................................................................10
Partnership's Accountants....................................................10
Partnership Assets...........................................................10
Partnership Interest.........................................................10
Pass-through Matter..........................................................10
Percentage Interest..........................................................10
Person.......................................................................10
Proxy Statement..............................................................10
Purchase Date................................................................10



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                                                                           PAGE
                                                                           ----
Purchase Funds...............................................................11
Purchase Price...............................................................11
Recapture Income.............................................................11
Record Date..................................................................11
Record Holder(s).............................................................12
Reorganization...............................................................12
Reorganization Agreement.....................................................12
Securities Act...............................................................12
Securities Exchange Act......................................................12
Substituted Limited Partner..................................................12
Tax Determination............................................................12
Transfer Agent...............................................................12
Transfer Agreement...........................................................12
Unit.........................................................................13
Unit Certificate.............................................................13
Unitholder...................................................................13
Unit Price...................................................................13
Unrealized Gain..............................................................13
Unrealized Loss..............................................................14

                                   ARTICLE 2
                              GENERAL PROVISIONS

SECTION 2.01.  Formation; Partnership Name...................................14
SECTION 2.02.  Names and Addresses of Partners...............................14
SECTION 2.03.  Principal Office, Registered Agent and Registered Office of the
         Partnership.........................................................14
SECTION 2.04.  Term..........................................................15
SECTION 2.05.  Possible Action in the Event of Adverse Tax Developments......15
SECTION 2.06.  Exchange of GP and LP Interests...............................16

                                   ARTICLE 3
                                    PURPOSE

SECTION 3.01.  Purpose.......................................................16
SECTION 3.02.  Powers........................................................17





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                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

SECTION 4.01.  General Partner; Limited Partners; Assignor Limited Partner...18
SECTION 4.02.  Additional Issuances of Securities............................19
SECTION 4.03.  Record of Contributions.......................................21
SECTION 4.04.  Splits and Combinations.......................................21
SECTION 4.05.  No Preemptive Rights..........................................22
SECTION 4.06.  No Fractional Units...........................................22
SECTION 4.07.  No Withdrawal.................................................22
SECTION 4.08.  Loans from Partners; No Interest on Capital Account Balances..22
SECTION 4.09.  Capital Accounts..............................................23
SECTION 4.10.  Capital Account Calculations and Adjustments..................23

                                   ARTICLE 5
                         DISTRIBUTIONS AND ALLOCATIONS

SECTION 5.01.  Pass Through Cash Distributions...............................25
SECTION 5.02.  Special Distributions.........................................26
SECTION 5.03.  General Rules with Respect to Distributions...................26
SECTION 5.04.  Allocations of Net Income and Net Loss........................26
SECTION 5.05.  Special Provisions Governing Capital Account Allocations......27
SECTION 5.06.  Allocations for Tax Purposes..................................30
SECTION 5.07.  Assignments...................................................32

                                   ARTICLE 6
                     MANAGEMENT AND OPERATION OF BUSINESS

SECTION 6.01.  Management....................................................33
SECTION 6.02.  Reliance by Third Parties.....................................38
SECTION 6.03.  Purchase or Sale of Units or Limited Partnership Interests....39
SECTION 6.04.  Compensation and Reimbursement of the General Partner.........39
SECTION 6.05.  Outside Activities............................................40
SECTION 6.06.  Partnership Funds.............................................41
SECTION 6.07.  Loans from the General Partner and Others; Transactions and
               Contracts with Affiliates.....................................41
SECTION 6.08.  Liability of the General Partner and Other Indemnities........42
SECTION 6.09.  Indemnification...............................................43
SECTION 6.10.  Other Matters Concerning the General Partner..................45
SECTION 6.11.  Registration Rights of the General Partner and its Affiliates.45
SECTION 6.12.  Title to Partnership Assets...................................48


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SECTION 6.13.  Sale of the Partnership's Assets..............................48
SECTION 6.14.  No New Business...............................................49
SECTION 6.15.  Contribution of Assets to Alliance Capital....................49
SECTION 6.16.  Issuances of Units Pursuant to Employee Benefit Plans.........50
SECTION 6.17.  Exchanges of Alliance Capital LP Units for Units..............50
SECTION 6.18.  Repurchase of Units...........................................50

                                   ARTICLE 7
          RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS AND UNITHOLDERS

SECTION 7.01.  Limitation of Liability.......................................51
SECTION 7.02.  Management of Business........................................51
SECTION 7.03.  Outside Activities............................................51
SECTION 7.04.  Return of Capital; Additional Capital Contributions...........51
SECTION 7.05.  Rights of Limited Partners and Unitholders Relating to the
               Partnership and Alliance Capital..............................52
SECTION 7.06.  Agreement to be Bound by Terms of Partnership Agreement.......53

                                   ARTICLE 8
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.01.  Records and Accounting........................................53
SECTION 8.02.  Fiscal Year...................................................54
SECTION 8.03.  Reports.......................................................54
SECTION 8.04.  Other Information.............................................54

                                   ARTICLE 9
                                  TAX MATTERS

SECTION 9.01.  Preparation of Tax Returns....................................54
SECTION 9.02.  Tax Elections.................................................54
SECTION 9.03.  Tax Controversies.............................................55
SECTION 9.04.  Withholding...................................................55
SECTION 9.05.  Entity-level Deficiency Collections...........................55

                                  ARTICLE 10
                               POWER OF ATTORNEY

SECTION 10.01.  Power of Attorney............................................56



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                                  ARTICLE 11
   ISSUANCE OF CERTIFICATES AND UNIT CERTIFICATES; ASSIGNOR LIMITED PARTNER

SECTION 11.01.  Issuance of Certificates and Unit Certificates...............57
SECTION 11.02.  Assignment of Assignor Limited Partner's Limited Partnership
                Interests....................................................58
SECTION 11.03.  Lost, Stolen, Mutilated or Destroyed Certificates or Unit
                Certificates.................................................59
SECTION 11.04.  Record Holder................................................60
SECTION 11.05.  Representations, Warranties and Covenants of the Assignor
                Limited Partner..............................................60

                                  ARTICLE 12
                  TRANSFER OF PARTNERSHIP INTERESTS AND UNITS

SECTION 12.01.  Transfer.....................................................61
SECTION 12.02.  Transfer of General Partnership Interests of the General
                Partner......................................................62
SECTION 12.03.  Transfer of Limited Partnership Interests....................63
SECTION 12.04.  Transfer of Units............................................63
SECTION 12.05.  Restrictions on Transfer.....................................63

                                  ARTICLE 13
                             ADMISSION OF PARTNERS

SECTION 13.01.  Admission of Substituted Limited Partners....................64
SECTION 13.02.  Admission of Additional and Successor General Partner........65

                                  ARTICLE 14
                       WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 14.01.  Withdrawal or Removal of the General Partner.................65
SECTION 14.02.  Interest of Departing Partner and Successor..................66
SECTION 14.03.  Withdrawal of Limited Partners...............................68

                                  ARTICLE 15
                          DISSOLUTION AND LIQUIDATION

SECTION 15.01.  Dissolution..................................................68
SECTION 15.02.  Liquidation..................................................69
SECTION 15.03.  Distribution in Kind.........................................70
SECTION 15.04.  Cancellation of Certificate of Limited Partnership...........71


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SECTION 15.05.  Reasonable Time for Winding Up...............................71
SECTION 15.06.  Return of Contributions......................................71
SECTION 15.07.  No Obligation to Restore Deficit.............................71
SECTION 15.08.  Waiver of Partition..........................................72

                                  ARTICLE 16
                            RIGHT TO PURCHASE UNITS

SECTION 16.01.  Right to Purchase Units......................................72

                                  ARTICLE 17
           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 17.01.  Amendments to be Adopted Solely by the General Partner.......73
SECTION 17.02.  Amendment Procedures.........................................74
SECTION 17.03.  Special Amendment Requirements...............................75
SECTION 17.04.  Meetings.....................................................75
SECTION 17.05.  Notice of Meeting............................................78
SECTION 17.06.  Record Date..................................................78
SECTION 17.07.  Adjournment..................................................78
SECTION 17.08.  Waiver of Notice; Consent to Meeting; Approval of Minutes....78
SECTION 17.09.  Quorum.......................................................79
SECTION 17.10.  Conduct of Meeting...........................................79
SECTION 17.11.  Instructions by Nominees.....................................80
SECTION 17.12.  Action Without a Meeting.....................................80

                                   ARTICLE 18
                               GENERAL PROVISIONS

SECTION 18.01.  Addresses and Notices........................................80
SECTION 18.02.  Consent of Limited Partners and Unitholders..................80
SECTION 18.03.  Titles and Captions..........................................81
SECTION 18.04.  Pronouns and Plurals.........................................81
SECTION 18.05.  Further Action...............................................81
SECTION 18.06.  Binding Effect...............................................81
SECTION 18.07.  Integration..................................................81
SECTION 18.08.  Benefits of this Agreement...................................81
SECTION 18.09.  Waiver.......................................................81
SECTION 18.10.  Counterparts.................................................81
SECTION 18.11.  Applicable Law...............................................81
SECTION 18.12.  Invalidity of Provisions.....................................81


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                                                                            PAGE
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Form of Unit Certificate...............................................Exhibit A
Form of Limited Partnership Interests Certificate......................Exhibit B




                                     viii

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                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                   ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


         This Amended and Restated Agreement of Limited Partnership of Alliance Capital Management Holding L.P. (this "Agreement"), a Delaware limited partnership formerly known as Alliance Capital Management L.P. (the "Partnership"), dated as of October 29, 1999, is entered into by and among Alliance Capital Management Corporation, a Delaware corporation, together with all other Partners of the Partnership as of the date hereof, and additional Persons who become Partners of the Partnership, as hereinafter provided. The parties hereto agree to continue the Partnership as a limited partnership under the Delaware Act and this Agreement.

         WHEREAS, the Partnership was originally formed and established as a publicly-traded partnership governed by an Agreement of Limited Partnership dated as of November 19, 1987, as amended from time to time prior to the date hereof (the "Original Agreement of Limited Partnership");

         WHEREAS, at a Special Meeting of Unitholders held on September 22, 1999, the Limited Partners and Unitholders approved the restructuring of the Partnership pursuant to which, among other things, the Partnership will (i) transfer or assign all or substantially all of its assets to Alliance Capital in exchange for 100% of the Alliance Capital LP Units and the Alliance Capital GP Interest and the assumption by Alliance Capital of all or substantially all of the liabilities of the Partnership and (ii) offer to exchange outstanding Units for an equal number of Alliance Capital LP Units held by the Partnership (the "Reorganization");

         WHEREAS, in connection with the Reorganization, the parties hereto wish to amend and restate in its entirety the Original Agreement of Limited Partnership, effective as of the Effective Time; and

         WHEREAS, at the Special Meeting, the Limited Partners and Unitholders approved the amendment and restatement of the Original Agreement of Limited Partnership in connection with the Reorganization substantially in the form hereof.

         In consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:




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                                   ARTICLE 1
                                  DEFINITIONS

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

         "ACMC" shall mean Alliance Capital Management Corporation, a Delaware corporation.

         "Additional Limited Partner" shall mean a Person admitted to the Partnership as a limited partner pursuant to Section 4.02 or Section 12.04(b) and who is shown as such on the books and records of the Partnership.

         "Adjusted Property" shall mean property the Carrying Value of which has been adjusted pursuant to Section 4.10.

         "Adverse Partnership Tax Consequence" shall mean the Partnership, Alliance Capital or both (a) being treated for federal income tax purposes as an association taxable as a corporation, (b) being subject to federal income tax as a corporation or (c) otherwise becoming subject to federal taxation on its net income generally.

         "Adverse Tax Determination" shall mean a determination by the General Partner, on the basis of an Opinion of Outside Counsel, that an Adverse Partnership Tax Consequence has occurred. The General Partner may determine that an Adverse Tax Determination shall be deemed to have been made for purposes of any provision of this Agreement as of a date prior to the actual date of determination, but not earlier than the beginning of the first taxable period to which the Adverse Partnership Tax Consequence relates. However, no such determination shall affect the rights of any Unitholder or Partner to distributions actually received prior to the time such determination was actually made.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with the Person in question; however, none of the Partnership, Alliance Capital, any Person controlled by the Partnership or Alliance Capital or any Person employed by the Partnership or Alliance Capital or such a controlled Person shall be considered an Affiliate of the General Partner. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Holders" has the meaning specified in Section 16.01(a).

         "Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.



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         "Alliance Capital" shall mean Alliance Capital Management L.P., a
Delaware limited partnership whose name was changed from Alliance Capital Management L.P. II in connection with the Reorganization.

         "Alliance Capital Contribution" shall mean the contribution by the Partnership of all of its assets (other than the Holdback Interests) to Alliance Capital in exchange for 100% of the Alliance Capital LP Units and the Alliance Capital GP Interest and the assumption by Alliance Capital of all or substantially all of the liabilities of the Partnership, pursuant to the Reorganization Agreement.

         "Alliance Capital GP Interest" shall mean a general partner interest in Alliance Capital representing a 1% economic interest in Alliance Capital.

         "Alliance Capital LP Unit" shall mean a unit representing a percentage interest in the aggregate partnership interests of the limited partners of Alliance Capital equal to, at any time, one divided by the total number of units of limited partner interests in Alliance Capital outstanding at that time.

         "Alliance Capital Majority Outside Approval" shall mean as of any Record Date, written consent or affirmative vote of limited partners (other than the general partner of Alliance Capital and its Corporate Affiliates and, if applicable, Persons holding Alliance Capital LP Units ineligible to vote pursuant to the following sentence) who are limited partners of Alliance Capital with respect to more than 50% of the issued and outstanding Alliance Capital LP Units held by such Persons (including, for purposes of determining the Alliance Capital LP Units held by such Persons, the number of Alliance Capital LP Units held by the Partnership multiplied by a fraction, the numerator of which is the number of issued and outstanding Limited Partnership Interests held by Limited Partners (other than the general partner of Alliance Capital and its Corporate Affiliates and, if applicable, Persons ineligible to vote pursuant to the following sentence) and the denominator of which is the number of issued and outstanding Partnership Interests). If Alliance Capital Majority Outside Approval is being sought in connection with a transaction described in Section 6.12 of the Alliance Capital Partnership Agreement, the Alliance Capital LP Units of any employee of Alliance Capital, the Partnership, any Persons controlled by Alliance Capital or the Partnership, or the general partner of Alliance Capital who will be employed by or have any direct or indirect equity interest in any Person acquiring assets of Alliance Capital (in connection with a transaction described in Section 6.12 of the Alliance Capital Partnership Agreement) shall be ineligible to vote with respect to such Alliance Capital Majority Outside Approval. Each Alliance Capital LP Unit shall be entitled to one vote for this purpose. Consent with respect to the Alliance Capital LP Units held by the Partnership (in its capacity as a limited partner of Alliance Capital) shall be given, and such Alliance Capital LP Units shall be voted, by the Partnership in accordance with Section 17.04(b). For purposes of this definition, an Alliance Capital LP Unit held by an employee or held for the benefit of an employee, or by or for the benefit of a member of the family of an employee, shall be treated as if owned by that employee. A determination by the general partner of Alliance Capital that




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Alliance Capital LP Units are held by or for the benefit of an employee or a member of the family of an employee and that such employee is ineligible to vote with respect to a particular matter by reason of this definition shall be binding and conclusive; in making such a determination, the general partner of Alliance Capital may rely on information known to it and need not make a special investigation.

         "Alliance Capital Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Alliance Capital, as it may be amended, supplemented or restated from time to time.

         "Appraiser" shall mean a Person (who may not be the General Partner, a Corporate Affiliate thereof or any employee of the Partnership, the General Partner or a Corporate Affiliate thereof) having experience in the valuation of financial services businesses selected and retained by the General Partner on behalf of and for the account of the Partnership.

         "Assignee Interest" shall mean the interest in one of the Limited Partnership Interests transferred and assigned by the Assignor Limited Partner to the Unitholders pursuant to Section 11.02. Each Assignee Interest is represented by one Unit.

         "Assignment Determination" shall mean an Opinion of Outside Counsel to the effect that with respect to a proposed transaction, (i) advisory contracts of the Partnership and Alliance Capital which contributed more than 10% of the Partnership's and Alliance Capital's aggregate consolidated revenues derived from investment management services during the four most recently completed fiscal quarters would not be automatically terminated or breached by reason of a change of control resulting from such proposed transaction, or (ii) requisite consents to avoid such termination or breach have been obtained.

         "Assignor Limited Partner" shall mean Alliance ALP, Inc., a Delaware corporation, the Person which is the Record Holder of all the Limited Partnership Interests outstanding on the date hereof and which has and will transfer and assign to the Unitholders Assignee Interests in such Limited Partnership Interests as set forth in Section 11.02, or any Person designated by the General Partner pursuant to Section 11.05(b) to serve as substituted Assignor Limited Partner hereunder.

         "Available Cash Flow" shall mean for any period cash received by the Partnership, inclusive of the cash distributions paid by Alliance Capital, minus such amounts as the General Partner determines, in its sole discretion, should be retained by the Partnership for use in its business (or the businesses of Persons controlled by the Partnership) and not distributed, including, but not limited to, amounts retained by the Partnership for or in anticipation of expenses, taxes, working capital requirements or reserves. The determination of Available Cash Flow for any period by the General Partner shall, absent manifest error, be binding and conclusive. As used in this definition, "control" has the meaning given to that term in the definition of Affiliates.




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         "Book-Tax Disparities" shall mean the differences between a Person's
Capital Account balance, as maintained pursuant to Article 4, and such balance had the Capital Account been maintained strictly in accordance with federal income tax accounting principles (such disparities reflecting, among other items, the differences between the Carrying Value of either Contributed Property or Adjusted Property, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

         "Capital Account" shall mean a capital account established and maintained pursuant to Article 4.

         "Carrying Value" shall mean (i) with respect to Contributed Property, the Net Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Capital Accounts pursuant to Section 4.09 with respect to such property, and (ii) with respect to any other property, the adjusted basis of such property for federal income tax purposes, as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.10, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership Assets, as deemed appropriate by the General Partner, using such reasonable methods as it in its sole discretion deems appropriate.

         "Certificate" shall mean a certificate issued by the Partnership, in such form as may be deemed appropriate by the General Partner from time to time, evidencing ownership of one or more Limited Partnership Interests, and which shall initially be substantially in the form of Exhibit B to this Agreement.

         "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Delaware Act.

         "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor to such statute.

         "Commission" shall mean the Securities and Exchange Commission.

         "Contributed Property" shall mean any Contribution other than cash.

         "Contribution" shall mean any cash, cash equivalents or other property, or any other form of contribution (other than services) permitted by the Delaware Act, contributed to the Partnership pursuant to this Agreement (or deemed contributed for federal income tax purposes) by or on behalf of any Person.

         "Corporate Affiliate" shall mean each Person, other than a natural person, that is an Affiliate of the specified Person.




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         "Delaware Act" shall mean the Delaware Revised Uniform Limited
Partnership Act (6 Del. C. ss.ss.17-101, et seq.), as it may be amended from time to time, and any successor to such act.

         "Demand" has the meaning specified in Section 6.11(a).

         "Departing Partner" shall mean the Person, as of the effective date of any withdrawal or removal of the General Partner pursuant to Section 14.01, who has as of such date so withdrawn or been removed.

         "Distribution" shall mean any cash, cash equivalents or other property distributed by the Partnership pursuant to this Agreement (or deemed distributed for federal income tax purposes) to any Person.

         "ECMC" shall mean Equitable Capital Management Corporation, a Delaware corporation.

         "ECMC Transfer Agreement" shall mean the Transfer Agreement dated as of February 23, 1993, among the Partnership, ECMC and Equitable Investment Corporation, as the same may be amended, supplemented or restated from time to time.

         "Effective Time" shall mean the effective time of the Reorganization pursuant to the Reorganization Agreement.

         "ELAS" means The Equitable Life Assurance Society of the United States.

         "Exchange" shall mean the exchange by the Partnership of the Units held by any Unitholder upon the request of such holder for an equal number of Alliance Capital LP Units held by the Partnership, pursuant to the Reorganization Agreement.

         "General Partner" shall mean ACMC in its capacity as general partner of the Partnership, or any successor or additional general partner of the Partnership admitted pursuant to Section 13.02.

         "General Partnership Interests" shall mean the Partnership Interests of the General Partner in its capacity as such.

         "Guaranty Agreement" shall mean the Guaranty Agreement dated as of April 21, 1988 among Equitable Investment Corporation, a New York corporation, ACMC and the Partnership as the same may be amended, supplemented or restated from time to time.

         "Holdback Interests" has the meaning specified in the Reorganization Agreement.




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



         "Indemnification and Reimbursement Agreement" shall mean the Indemnification and Reimbursement Agreement, dated as of April 8, 1999, among ELAS, the Partnership and Alliance Capital, as the same may be amended, supplemented or restated from time to time.

         "Indemnified Person" has the meaning specified in Section 6.09.

         "Indemnitee" shall mean a Person who is or was the General Partner, any Person who is or was a Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the Partnership, General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person in connection with the business or affairs of the Partnership.

         "Limited Liability Determination" shall mean an Opinion of Outside Counsel to the effect that, as a result of the proposed transaction, Limited Partners and Unitholders do not lose their limited liability pursuant to Delaware law or this Agreement.

         "Limited Partner" shall mean the Assignor Limited Partner and any other Person who is admitted as a limited partner in accordance with this Agreement and is shown as a limited partner on the books and records of the Partnership.

         "Limited Partnership Interests" shall mean the Partnership Interests of the Limited Partners. The provisions hereof and of the definition of Percentage Interest are subject to adjustment by the General Partner in connection with, or as a consequence of, the issuance of any Limited Partnership Interests, Units or other securities of the Partnership under
Section 4.02 having special designations or preferences or other special rights or duties. Subject to the establishment of special classes or groups of Limited Partners or Limited Partnership Interests, Units or other securities of the Partnership pursuant to Section 4.02, all Limited Partnership Interests shall be considered to constitute a single class under the Delaware Act and all Limited Partners shall vote as a single class in accordance with the terms of this Agreement.

         "Liquidating Trustee" shall mean either (i) the General Partner or
(ii) if dissolution of the Partnership was caused by an event described in Sections 15.01(a)(i), 15.01(a)(ii) or 15.01(a)(v), the Person or committee appointed pursuant to Section 15.02.

         "Majority Approval" shall mean, as of any Record Date, (a) the written consent of Limited Partners who are Limited Partners with respect to more than 50% of the issued and outstanding Limited Partnership Interests or
(b) the affirmative vote of Limited Partners who are Limited Partners with respect to more than 50% of the Limited Partnership Interests of those Limited Partners voting with respect to the matter at a meeting at which a quorum is present. If a Majority Approval is being sought with respect to a transaction described in Section 6.13 (other than a transaction pursuant to Section 2.05), the Limited Partnership Interests of any employee of the Partnership, Alliance Capital, any Person controlled by the Partnership or Alliance Capital, or the General Partner who will be employed by or have any direct or indirect equity interest in any Person acquiring Partnership Assets shall be ineligible to vote with respect to such Majority Approval and shall not be counted for purposes of determining the issued and outstanding Limited Partnership Interests. Each Limited Partnership Interest shall be entitled to one vote for this purpose. Consent with respect to the Limited Partnership Interests held by the Assignor Limited Partner shall be given, and such Limited Partnership Interest shall be voted, by the Assignor Limited Partner in accordance with Section 17.04. For purposes of this definition, a Limited Partnership Interest represented by a Unit held by an employee or held (or represented by a Unit held) for the benefit of an employee, or by or for the benefit of a member of the family of an employee, shall be treated as if owned by that employee. A determination by the General Partner that Limited Partnership Interests are held by or for the benefit of an employee or a member of the family of an employee and that such employee is ineligible to vote with respect to a particular matter by reason of this definition shall be binding and conclusive; in making such a determination, the General Partner may rely on information known to it and need not make a special investigation.

         "Majority Outside Approval" shall mean as of any Record Date, written consent or affirmative vote of Limited Partners (other than the General Partner, its Corporate Affiliates and, if applicable, Persons holding Limited Partnership Interests ineligible to vote pursuant to the following sentence) who are Limited Partners with respect to more than 50% of the issued and outstanding Limited Partnership Interests held by such Persons. If Majority Outside Approval is being sought in connection with a transaction described in
Section 6.13, the Limited Partnership Interests of any employee of the Partnership, Alliance Capital, any Person controlled by the Partnership or Alliance Capital, or the General Partner who will be employed by or have any direct or indirect equity interest in any Person acquiring Partnership Assets (in connection with a transaction described in Section 6.13) shall be ineligible to vote with respect to such Majority Outside Approval. Each Limited Partnership Interest shall be entitled to one vote for this purpose. Consent with respect to the Limited Partnership Interests held by the Assignor Limited Partner shall be given, and such Limited Partnership Interest shall be voted, by the Assignor Limited Partner in accordance with Section 17.04. For purposes of this definition, a Limited Partnership Interest represented by a Unit held by an employee or held (or represented by a Unit held) for the benefit of an employee, or by or for the benefit of a member of the family of an employee, shall be treated as if owned by that employee. A determination by the General Partner that Limited Partnership Interests are held by or for the benefit of an employee or a member of the family of an employee and that such employee is ineligible to vote with respect to a particular matter by reason of this definition shall be binding and conclusive; in making such a determination, the General Partner may rely on information known to it and need not make a special investigation.

         "Market Value" on any day shall mean the average of the last reported sales price per Unit or, in the event that no such reported sale takes place on any such day, the average of the last reported bid and ask prices per Unit, on the New York Stock Exchange (or any alternate national securities market on which Units are traded) for the five trading days immediately prior to such day.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

         "National Securities Exchange" shall mean an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act including, but not limited to, the New York Stock Exchange, Inc.

         "Net Income" and "Net Loss" shall mean an amount equal to the Partnership's taxable income or taxable loss as determined for federal income tax purposes for a relevant period, adjusted as provided herein. Net Income and Net Loss shall be determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), and adjusted as provided in Section 4.10. There shall be excluded from Net Income and Net Loss (a) any item of income, deduction, gain or loss resulting from a transaction the proceeds of which are distributed pursuant to Section 5.02 and (b) any item of income, deduction, gain or loss specially allocated pursuant to Section 5.05.

         "Net Value" shall mean in the case of any Contribution of assets, the fair market value of such assets reduced by the amount of any indebtedness either assumed by the Partnership upon such Contribution or to which such assets are subject when contributed, in each case as such fair market value shall be determined by the General Partner using such reasonable methods of valuation as it in its sole discretion deems appropriate, unless such assets are to be contributed by either the General Partner or any of its Affiliates and are other than cash or cash equivalents, in which case the fair market value shall be determined by an Appraiser.

         "Opinion of Counsel" shall mean a written opinion of counsel (who may be regular counsel to the Partnership, the General Partner or any Affiliate thereof) selected by the General Partner.

         "Opinion of Outside Counsel" shall mean a written opinion of counsel (who may be regular counsel to the Partnership, the General Partner or any Affiliate thereof, but who may not be an employee of the Partnership, the General Partner or any Affiliate thereof) selected by the General Partner.

         "Original Agreement of Limited Partnership" has the meaning specified in the Recitals.

         "Other General Partner" has the meaning specified in Section 12.02(c).

         "Partner" shall mean any General Partner or Limited Partner.

         "Partnership" has the meaning specified in the Recitals.

         "Partnership's Accountants" shall mean such nationally recognized firm of independent public accountants, as is selected, from time to time, by the General Partner.

         "Partnership Assets" shall mean all property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

         "Partnership Interest" shall mean, as to any Partner, all of the interests of that Partner in the Partnership, including, but not limited to, such Partner's (i) right to a distributive share of income and losses of the Partnership, (ii) right to a distributive share of the Partnership Assets,
(iii) right, if the General Partner, to participate in the management of the affairs of the Partnership, and (iv) right to vote on certain matters as set forth herein. Each Partnership Interest of the Partners in the Partnership shall be denominated as a unit, each unit representing a pro rata percentage interest in the aggregate Partnership Interests of the Partners. Each such unit shall be referred to herein as a Limited Partnership Interest or General Partnership Interest, as the case may be, and all references in this Agreement to numbers of General Partnership Interests shall be deemed to refer to the specified number of such units of the Partnership Interests of the General Partner and all references in this Agreement to numbers of Limited Partnership Interests shall be deemed to refer to the specified number of such units of the Partnership Interests of the Limited Partners.

         "Pass-through Matter" has the meaning specified in Section 17.04(b).

         "Percentage Interest" shall mean, subject to such adjustments as the General Partner may determine in connection with the issuance of Limited Partnership Interests pursuant to Section 4.02, as to each Unitholder and Partner (other than the Assignor Limited Partner), a fraction, expressed as a percentage, the numerator of which is equal to the number of Units and Partnership Interests held by such Unitholder or Partner (other than the Assignor Limited Partner) at any time and the denominator of which is equal to the aggregate number of Units and Partnership Interests held by all of the Unitholders and Partners (other than the Assignor Limited Partner) at such time.

         "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

         "Proxy Statement" shall mean the proxy statement of the Partnership dated August __, 1999 distributed in connection with the Special Meeting of Unitholders held September 22, 1999.

         "Purchase Date" shall mean the date determined by the General Partner as the date for purchase of all issued and outstanding Units or Limited Partnership Interests (other than Units or Limited Partnership Interests owned by the General Partner and its Corporate Affiliates) pursuant to, and as specified in, the "Notice of Election to Purchase" delivered pursuant to
Article 16.

         "Purchase Funds" shall mean an amount in cash equal to the aggregate Purchase Price of all Units or Limited Partnership Interests subject to purchase on the Purchase Date in accordance with Article 16.

         "Purchase Price" shall mean, as to any class or series, an amount per Unit or Limited Partnership Interest equal to the greater of (i) the highest cash price paid by the General Partner or any of its Affiliates for any Unit or Limited Partnership Interest of such class or series purchased during the 90 days immediately prior to the date on which the notice described in Article 16 is first mailed, if any such purchase occurred during such period, or (ii)
(a) if the Units or Limited Partnership Interests of such class or series are listed or admitted to trading on one or more National Securities Exchanges, the arithmetic mean of the last reported sales prices per Unit or per Limited Partnership Interest of such class or series regular way or, in case no such reported sale has taken place on any such date, the arithmetic mean of the last reported bid and asked prices per Unit or per Limited Partnership Interest of such class or series regular way for such date, in either case on the principal National Securities Exchange on which the Units or Limited Partnership Interests of such class or series are listed or admitted to trading, for the 30 trading days immediately preceding the date of the mailing of such notice; (b) if the Units or Limited Partnership Interests of such class or series are not listed or admitted to trading on a National Securities Exchange but are quoted through NASDAQ, the arithmetic mean of the last reported sales prices per Unit or per Limited Partnership Interest of such class or series regular way or, in case no such reported sale has taken place on any such day or the last reported sales price is not then quoted, the arithmetic mean of the last reported bid and asked prices per Unit or per Limited Partnership Interest of such class or series regular way for such day quoted through NASDAQ, for the 30 trading days immediately preceding the date of the mailing of such notice; or (c) if the Units or Limited Partnership Interests of such class or series are not listed for trading on a National Securities Exchange and are not quoted through NASDAQ, an amount equal to the fair market value of a Unit or Limited Partnership Interest of such class or series, as of the date of the mailing of such notice, as determined by an Appraiser.

         "Recapture Income" shall mean any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any Partnership Asset that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such Partnership Asset.

         "Record Date" shall mean the date established by the General Partner for determining (i) the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or entitled to exercise rights in respect of any other lawful action of Limited Partners, (ii) the identity of the Unitholders entitled (A) to notice of any meeting of Limited Partners, or of any matter upon which the General Partner seeks the consent of the Limited Partners, (B) to give written instructions with respect to the giving of consent or the voting of the Limited Partnership Interests underlying their Units in accordance with the provisions hereof or (C) to exercise rights in respect of any other lawful action of the Unitholders, or (iii) the identity of the Partners and

Unitholders entitled to receive any report pursuant to the provisions hereof or any distribution pursuant to Article 5 or Article 15.

         "Record Holder(s)" shall mean, as applied to the Limited Partners, the Persons shown as Limited Partners on the books and records of the Partnership or the Transfer Agent as of the close of business on a particular day; and as applied to a Unitholder, the Person shown as the owner of such Unit on the books and records of the Partnership or Transfer Agent as of the close of business on a particular day.

         "Reorganization" has the meaning specified in the Recitals.

         "Reorganization Agreement" shall mean the Agreement and Plan of Reorganization, dated as of August 20, 1999, among the Partnership, Alliance Capital, ACMC and ELAS, as the same may be amended, supplemented or restated from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor to such statute.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and any successor to such statute.

         "Substituted Limited Partner" shall mean a Person who is admitted as a Limited Partner in the Partnership pursuant to this Agreement in place of, and with all the rights of, a Limited Partner pursuant to Section 13.01, and who is shown as a limited partner on the books and records of the Partnership.

         "Tax Determination" shall mean an Opinion of Outside Counsel (containing such conditions, limitations and qualifications as are acceptable to the General Partner in its sole discretion) to the effect that, as a result of the proposed transaction, neither the Partnership nor Alliance Capital will suffer an Adverse Partnership Tax Consequence. Notwithstanding any provision of this Agreement to the contrary, a Tax Determination shall not be required in connection with or as a condition to any action at any time after (x) the General Partner has taken any action pursuant to clause (y) of the first sentence of Section 2.05 or (y) an Adverse Tax Determination.

         "Transfer Agent" shall mean any bank, trust company or other Person (including the General Partner or any of its Affiliates) appointed by the Partnership to act as transfer agent or registrar for the Units and, if the General Partner so determines, for the Limited Partnership Interests.

         "Transfer Agreement" shall mean the Transfer Agreement, dated as of November 19, 1987, between the Partnership and ACMC, wherein, subject to certain conditions, ACMC will contribute to the Partnership certain of its assets and the Partnership will assume certain of its liabilities and related obligations, as the same may be amended, supplemented or restated from time to time.

         "Unit" shall mean a unit representing an Assignee Interest in a corresponding Limited Partnership Interest held by the Assignor Limited Partner, which Assignee Interest has been assigned to a Unitholder by the Assignor Limited Partner pursuant to Section 11.02. Unless the context otherwise requires, the term "Unit" as used in this Agreement includes restricted Units, Units outstanding as of the date of this Agreement and Units hereafter issued in accordance with the provisions of this Agreement.

         "Unit Certificate" shall mean a certificate issued by the Partnership evidencing ownership of one or more Units, such certificate to be in such form or forms as may be adopted by the General Partner in its sole discretion, and which shall initially be substantially in the form of Exhibit A to this Agreement.

         "Unitholder" shall mean any Person who is the Record Holder of one or more Units.

         "Unit Price" shall mean, as to any class or series, an amount per Unit or Limited Partnership Interest as of any date of determination, equal to
(i) if the Units or Limited Partnership Interests of such class or series are listed or admitted to trading on one or more National Securities Exchanges, the arithmetic mean of the last reported sales prices per Unit or per Limited Partnership Interest of such class or series regular way or, in case no such reported sale has taken place on any such date, the arithmetic mean of the last reported bid and asked prices per Unit or per Limited Partnership Interest of such class or series regular way for such date, in either case on the principal National Securities Exchange on which the Units or Limited Partnership Interests of such class or series are listed or admitted to trading, for the 30 trading days immediately preceding such date of determination, (ii) if the Units or Limited Partnership Interests of such class or series are not listed or admitted to trading on a National Securities Exchange but are quoted through NASDAQ, the arithmetic mean of the last reported sales prices per Unit or per Limited Partnership Interest of such class or series regular way or, in case no such reported sale has taken place on any such day or the last reported sales price is not then quoted, the arithmetic mean of the last reported bid and asked prices per Unit or per Limited Partnership Interest of such class or series regular way on such day, quoted through NASDAQ, for the 30 trading days immediately preceding such date of determination or (iii) if the Units of such class or series are not listed or admitted to trading on a National Securities Exchange and are not quoted through NASDAQ, an amount equal to the fair market value of a Unit of such class or series, as of such date of determination, as determined by an Appraiser.

         "Unrealized Gain" shall mean, as of any date of determination, the excess, if any, of the fair market value of property (as determined under Section 4.10(c) or 4.10(d) as of such date of determination) over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.10(c) or 4.10(d) as of such date).

         "Unrealized Loss" shall mean, as of any date of determination, the excess, if any, of the Carrying Value of property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.10(c) or 4.10(d) as of such date) over the fair market value of such property (as determined under Section 4.10(c) or 4.10(d) as of such date of determination).


                                   ARTICLE 2
                              GENERAL PROVISIONS

         SECTION 2.01. Formation; Partnership Name. (a) The Partnership was formed as a Delaware limited partnership pursuant to the Original Agreement of Limited Partnership and the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware. In connection with the Reorganization, the Partnership is being continued as a Delaware limited partnership pursuant to the terms of this Agreement.

         (b) "Alliance Capital Management Holding L.P." shall be the name of the Partnership. The business of the Partnership shall be conducted under such name or such other name as the General Partner may from time to time in its sole discretion determine. "Limited Partnership" or "Ltd." or "L.P." (or similar words or letters) shall be included in the Partnership's name where necessary or appropriate to maintain the limited liability of the Limited Partners and Unitholders or otherwise for the purpose of complying with the laws of any jurisdiction that so requires or as the General Partner may deem appropriate.

         SECTION 2.02. Names and Addresses of Partners. The General Partner of the Partnership is ACMC. The business address of the General Partner is 1345 Avenue of the Americas, New York, New York 10105. The General Partner may change its address at any time and from time to time. The names and business, residence or mailing addresses of the Limited Partners and Unitholders and the date upon which each such Person became a Limited Partner or Unitholder are as set forth from time to time in the records of the Partnership.

         SECTION 2.03. Principal Office, Registered Agent and Registered Office of the Partnership. (a) The principal office of the Partnership shall be located at 1345 Avenue of the Americas, New York, New York 10105. The General Partner in its sole discretion may, at any time, and from time to time, change the location of the Partnership's principal office within or outside the State of Delaware and may establish such additional offices of the Partnership within or outside the State of Delaware as it may from time to time determine.

         (b) The name of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company. The address of the registered agent and the address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         SECTION 2.04. Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until dissolved and the Certificate of Limited Partnership canceled in accordance with any provisions of this Agreement and the Delaware Act.

         SECTION 2.05. Possible Action in the Event of Adverse Tax Developments. Notwithstanding anything to the contrary contained in this Agreement, in the event that the General Partner reasonably believes that as a result of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary, proposed or final regulation by the United States Department of the Treasury or any ruling by the Internal Revenue Service, (iii) a judicial decision or (iv) other actions or events not caused by the General Partner or its Corporate Affiliates for the purpose of invoking this Section 2.05, there is a substantial risk of an Adverse Partnership Tax Consequence occurring within one year of the actions or events described in clauses (i) - (iv), the General Partner shall have the right, in its sole discretion and without the approval of the Unitholders or any other Partners, to (x) impose such restrictions on transfer of the Units or Limited Partnership Interests as the General Partner believes may be necessary or desirable to prevent the occurrence of the Adverse Partnership Tax Consequence, including making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate in order to impose such restrictions or (y) modify, restructure or reorganize the Partnership (by the transfer of all or substantially all of the assets of the Partnership to a newly-formed corporation or entity or otherwise) as, or transfer all or substantially all of the assets of the Partnership to, a corporation, trust or any other type of legal entity (a "New Entity"), in the manner determined by the General Partner in its sole discretion, in a transaction in which (I) each outstanding Unit or Limited Partnership Interest of the same class or series is treated in the same manner, and (II) if the Units, Limited Partnership Interests and General Partnership Interest are converted into equity securities of the New Entity, the relative fair market values of the equity securities into which Units, Limited Partnership Interests and the General Partnership Interest are converted are in proportion to the amounts each of the Unitholders, Limited Partners and the General Partner would have been entitled to receive upon a liquidation of the Partnership pursuant to Section 15.02, and (III) if all or substantially all of the assets of the Partnership are transferred to a New Entity, the Partnership may retain all of the equity interests in the New Entity until such time, if any, as the General Partner, in its sole discretion and without the approval of the Unitholders or any other Partners, elects to dissolve the Partnership, in which case the Unitholders, Limited Partners and General Partner will receive the equity interests in the New Entity in proportion to the amounts each of the Unitholders, Limited Partners and the General Partner would have been entitled to receive upon a liquidation of the Partnership pursuant to Section 15.02, except that an action described in this clause (y) may not be taken solely on the basis of a proposed regulation described in clause (ii) unless the proposed regulation would by its terms, upon becoming final, apply to periods before the date it became final. Notwithstanding anything herein to the contrary, the General Partner may without Majority Approval effect a transaction described in clause (y) of the preceding sentence if the New Entity is a corporation. In connection with any transaction described in clause (y) of the first sentence of this Section, the General Partner may issue to itself a sufficient number of Units,

Limited Partnership Interests or other securities or otherwise restructure or reorganize the Partnership so that the General Partner and its Corporate Affiliates will own a sufficient percentage (but no more) of the Units, Limited Partnership Interests or other securities so as to allow the Partnership or the New Entity to be included for federal tax purposes in the affiliated group of which the General Partner is a member; Units, Limited Partnership Interests or securities may be acquired by the General Partner pursuant to this sentence only for the fair market value thereof as determined by an Appraiser. In connection with any transaction described in clause (y) of the first sentence of this Section, the business of the Partnership may be continued by the New Entity or otherwise and if the Partnership has been restructured or reorganized as a New Entity and the Units, Limited Partnership Interests and General Partnership Interest are converted into equity securities of the New Entity, the Partnership Interests shall be converted into equity of the New Entity in the manner determined by the General Partner in its sole discretion and without the approval of the Unitholders or Limited Partners, subject to clause (y) above. Notwithstanding the foregoing, no such modification, restructuring or reorganization shall take place unless the Partnership shall have received an Opinion of Outside Counsel to the effect that the liability of the holders of the Units or the equity interests in the New Entity into which the Units are converted pursuant to the law of the jurisdiction of the New Entity or Entities for the debts and obligations of the New Entity or Entities shall not, unless such Unitholders or Limited Partners or holders of such equity interests take part in the control of the business of the New Entity or Entities, exceed that which otherwise had been applicable to the holders of the Units as Unitholders or to the Limited Partners of the Partnership.

         SECTION 2.06. Exchange of GP and LP Interests. The General Partner shall have the right at any time to freely exchange any of the Units or Limited Partnership Interests held by it for an equal number of General Partnership Interests without the approval of any Unitholders or Limited Partners; provided, however, that no such exchange shall be permitted without Majority Outside Approval if the relative rights, powers and duties of the outstanding General Partnership Interests and Limited Partnership Interests have been altered such that the equivalence of the economic interests of the Partnership Interests has been affected. Additional issuances of Units which have the same dilutive or other economic impact on both the General Partnership Interests and the Limited Partnership Interests will not be deemed to alter the equivalence of the economic interests of the Partnership Interests.


                                   ARTICLE 3
                                    PURPOSE

         SECTION 3.01. Purpose. The purpose and nature of the business to be conducted and promoted by the Partnership shall be (a) to hold Alliance Capital LP Units and (b) to engage in any other lawful activities (including any activity contemplated to be undertaken by the Partnership pursuant to the Alliance Capital Partnership Agreement) for which limited partnerships may be organized under the Delaware Act.

         SECTION 3.02. Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable or convenient for or incidental to the furtherance and accomplishment of the purposes and businesses described herein and for the protection and benefit of the Partnership, including, but not limited to, the following:

         (a) To borrow money and issue evidences of indebtedness, to refinance such indebtedness, to secure the same by mortgages, deeds of trust, security interest, pledges or other liens on all or any part of the Partnership Assets, to enter into contracts of guaranty or suretyship, and to confess and authorize confession of judgment in connection with the foregoing or otherwise;

         (b) To secure, maintain and pay for insurance against liability or other loss with respect to the activities and assets of the Partnership (including, but not limited to, insurance against liabilities under Section 6.09);

         (c) To employ or retain such Persons as may be necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary or part-time employees and attorneys, accountants, agents, consultants and contractors, and to have employees and agents who may be designated as officers with titles including, but not limited to, "chairman," "vice chairman," "president," "executive vice president," "senior vice president," "vice president," "assistant vice president," "treasurer," "controller," "secretary," "assistant secretary," and "assistant treasurer" and who in such capacity may act for and on behalf of the Partnership, as and to the extent authorized by the General Partner, including, but not limited to, the following:

                  (i) represent the Partnership in its dealings with third parties, and execute any kind of document or contract on behalf of the Partnership;

                 (ii) approve the sale, exchange, lease, sublease, mortgage, assignment or other transfer or acquisition of, or granting or acquiring of a security interest in, any asset or assets of the Partnership; or

                (iii) propose, approve or disapprove of, and take, action for and on behalf of the Partnership with respect to the operations of the Partnership;

         (d) To acquire, own, hold a leasehold interest in, maintain, use, lease, sublease, manage, operate, sell, exchange, transfer or otherwise deal in assets (including the Holdback Interests) and property as may be necessary, convenient or beneficial for the Partnership;

         (e) To incur expenses and to enter into, guarantee, perform and carry out contracts or commitments of any kind, to assume obligations, and to execute, deliver, acknowledge and file documents in furtherance of the purposes and business of the Partnership;

         (f) To pay, collect, compromise, arbitrate, litigate or otherwise adjust, contest or settle any and all claims or demands of or against the Partnership;

         (g) To invest in interest-bearing and non-interest-bearing accounts and short-term investments of any kind and nature whatsoever, including, but not limited to, obligations of federal, state and local governments and their agencies, mutual funds (including money market funds), mortgage-backed securities, commercial paper, repurchase agreements, time deposits, certificates of deposit of commercial banks, savings banks or savings and loan associations and equity or debt securities of any type;

         (h) To transfer assets to joint ventures, other partnerships, corporations or other business entities in which the Partnership is or thereby becomes a participant upon such terms, and subject to such conditions consistent with applicable law, as the General Partner deems appropriate; and

         (i) To engage in any kind of activity and to enter into and perform obligations of any kind with the General Partner or Affiliates of the General Partner or otherwise, necessary to or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware Act.


                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

         SECTION 4.01. General Partner; Limited Partners; Assignor Limited Partner. (a) The General Partner has from time to time made, and will make, the Contributions required of ACMC by Section 2.4 of the Transfer Agreement. However, the General Partner shall not be obligated to make Contributions pursuant to this Section 4.01(a) to the extent that, after giving effect to such Contributions, the investment value of the Partnership would exceed the limitation contained in Section 1705 of the New York Insurance Law (if then applicable) or the investment in the Partnership would violate any other restriction on investments of insurance companies and their subsidiaries that may be applicable at the time. In the event that any Contribution otherwise required to be made under this Section 4.01(a) is not so made in full when due by reason of the preceding sentence, any Contribution not so made shall be made as soon as such limitation and any such restriction would not be exceeded thereby, together with interest thereon from the date when such Contribution was due to the date such Contribution was made at the prime commercial rate per annum of The Chase Manhattan Bank from time to time in effect. The General Partner and its Affiliates shall have the right to conduct their respective businesses and affairs in their sole discretion without regard to the General Partner's obligations, or any limitation or restriction referred to, in this
Section 4.01(a). The General Partner's obligation to make Contributions pursuant to this Section 4.01(a) is subject to termination as provided in the Transfer Agreement and in the Guaranty Agreement. The General Partner shall not be entitled to an additional Partnership Interest or Units by reason of the Contributions called for by this Section 4.01(a).

         (b) (i) Limited Partners, including the Assignor Limited Partner (for the account of Unitholders), have made Contributions to the capital of the Partnership, (ii) Limited Partners have been admitted as such and (iii) Limited Partnership Interests, Units and other securities of the Partnership have been issued, all in accordance with the terms of the Original Agreement of Limited Partnership and the supplemental terms of written agreements for additional issuances of securities (including benefit plans adopted by the Partnership), and as reflected on the records of the Partnership (including those maintained by the Transfer Agent).

         (c) The General Partner will make, or cause one or more of its Corporate Affiliates to make, payments to the Partnership in an amount equal to the Reorganization Costs (as such term is defined in the Indemnification and Reimbursement Agreement), without duplication as to any amounts paid pursuant to the Alliance Capital Partnership Agreement, in accordance with the Indemnification and Reimbursement Agreement. The General Partner shall not be entitled to receive any additional Partnership Interests or Units in exchange for such payments.

         SECTION 4.02. Additional Issuances of Securities. (a) The General Partner, in order to raise additional capital, to acquire assets, to redeem or retire Partnership debt, or for any other Partnership purpose as it may determine in good faith is in the best interests of the Partnership, is authorized to cause the Partnership to issue Limited Partnership Interests, or classes or series thereof (in addition to the Limited Partnership Interests, Units and other securities of the Partnership issued prior to the date of this Agreement as referenced in Section 4.01(b)), from time to time to Partners or to other Persons. Alternatively, the General Partner may cause Limited Partnership Interests, or classes or series thereof, to be issued to the Assignor Limited Partner and cause corresponding Units to be issued to existing or additional Unitholders. The foregoing actions may be taken, and Persons to whom Limited Partnership Interests or Units are issued may be admitted as, or become, Additional Limited Partners or Unitholders as the General Partner may determine without the necessity of obtaining approval of Partners or Unitholders. The General Partner is also authorized to cause the issuance of other types of securities of the Partnership from time to time to Partners or Unitholders or other Persons on terms and conditions established in the sole discretion of the General Partner, without the necessity of obtaining approval of Partners or Unitholders. Such securities may include, but shall not be limited to, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units or Limited Partnership Interests that may be issued by the Partnership, options, rights or warrants to purchase any such class or series of Units or Limited Partnership Interests or any combination of any of the foregoing. There shall be no limit on the number of Units or Limited Partnership Interests or other securities that may be so issued, and the General Partner shall have sole discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or Limited Partnership Interests or other securities. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including, but not limited to, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other such security is listed for trading. The Partnership may assume liabilities and hypothecate its property in connection with any such issuance.

         (b) Units and Limited Partnership Interests to be issued by the Partnership pursuant to Section 4.02(a) shall be issuable from time to time in one or more classes or series, at such price, and with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes or series of Units and Limited Partnership Interests, all as shall be fixed by the General Partner in the exercise of its sole discretion, including, but not limited to: (i) the allocation, for federal income and other tax purposes, to such class or series of Units and Limited Partnership Interests of items of Partnership income, gain, loss, deduction and credit;
(ii) the rights of such class or series of Units and Limited Partnership Interests to share in Partnership distributions; (iii) the rights of such class or series of Units and Limited Partnership Interests upon dissolution and liquidation of the Partnership; (iv) whether such class or series of Units and Limited Partnership Interests is redeemable by the Partnership and, if so, the price at which, and the terms and conditions on which, such class or series of Units and Limited Partnership Interests may be redeemed by the Partnership; (v) whether such class or series of Units and Limited Partnership Interests is issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such class or series of Units and Limited Partnership Interests may be converted into any other class or series of Units and/or Limited Partnership Interests; (vi) the terms and conditions of the issuance of such class or series of Units and Limited Partnership Interests, and all other matters relating to the assignment thereof; and (vii) the rights of such class or series of Units and Limited Partnership Interests to vote on matters relating to the Partnership and this Agreement.

         (c) Notwithstanding the other provisions of this Section 4.02 or
Section 4.04, except as provided in Section 2.05, the Partnership will not issue any Units or Limited Partnership Interests or classes or series thereof or any other type of security unless:

                  (i) the Partnership receives an Assignment Determination, Limited Liability Determination and a Tax Determination with respect to such issuance;

                 (ii) such issuance occurs pursuant to the employee benefit plans sponsored by the General Partner, the Partnership, Alliance Capital or any Persons controlled by the Partnership or Alliance Capital in accordance with Section 6.16 and such issuance is of Units or Limited Partnership Interests having identical rights and preferences to the Units and Limited Partnership Interests outstanding as of the date hereof and the employees, management and directors of the General Partner, Alliance Capital, the Partnership and their respective subsidiaries, as a group, will not as a result of such issuance or any transaction contemplated in connection with such issuance, hold, vote or control 25% or more of the Units and Limited Partnership Interests then outstanding; or

                (iii) such issuance occurs pursuant to exchanges of Alliance Capital LP Units for Units in accordance with Section 6.17.

         (d) Upon the issuance pursuant to this Section 4.02 of any class or series of Units or Limited Partnership Interests, or any other securities, the General Partner (pursuant to the General Partner's powers of attorney from the Limited Partners and Unitholders), without the approval at the time of any Partner or Unitholder (each Person accepting Units being deemed to approve of such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and whatever other documents may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such class or series of Units or Limited Partnership Interests or other securities and the relative rights and preferences of such class or series of Units or Limited Partnership Interests or other securities.

         (e) The General Partner or any Affiliate of the General Partner may, but shall not be obligated to, make Contributions to the Partnership in exchange for Units or Limited Partnership Interests, provided that the number of Units or Limited Partnership Interests issued in exchange for any such Contribution shall not exceed the Net Value of the Contribution divided by the Unit Price of a Unit or Limited Partnership Interest, as the case may be, of such class and series; and provided further, however, that the foregoing proviso in this Section 4.02(e) shall not apply to the transactions set forth in the ECMC Transfer Agreement. The General Partner shall hold such Units as a Unitholder of the Partnership and shall hold Limited Partnership Interests as a Limited Partner of the Partnership, as the case may be.

         SECTION 4.03. Record of Contributions. The books and records of the Partnership shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Value of any other property or other consideration contributed by each Partner or Unitholder to the Partnership.

         SECTION 4.04. Splits and Combinations. (a) The General Partner may cause the Partnership to make a distribution in Units or Limited Partnership Interests to all Unitholders or Limited Partners of any class or series or may effect a subdivision or combination of Units or Limited Partnership Interests, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Unitholder or Limited Partner shall have the same proportionate economic interest in the Partnership as before such distribution, subdivision or combination, subject to Section 4.06, and provided, however, that no such distribution, subdivision or combination may be made unless a distribution, subdivision or combination at the same proportionate rate is simultaneously made by Alliance Capital with respect to Alliance Capital LP Units.

         (b) Whenever such a distribution, subdivision or combination is declared, the General Partner shall select a Record Date (which shall not be prior to the date of the declaration) as of which the distribution, subdivision or combination shall be effective and shall notify each Unitholder or Limited Partner of the distribution, subdivision or combination.

         (c) Promptly following such distribution, subdivision or combination, the General Partner may cause the Partnership to issue to the Unitholders or Limited Partners as of such Record Date new Unit Certificates or Certificates representing the new number of Units or Limited Partnership Interests, or adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the case of any such distribution, subdivision or combination resulting in a smaller total number of Units or Limited Partnership Interests outstanding, the General Partner may require, as a condition to the delivery of such new Unit Certificate or Certificate, the surrender of any Unit Certificate or Certificate representing the Units or Limited Partnership Interests prior to such declaration.

         (d) The General Partner shall give notice to Unitholders and Partners of any distribution, subdivision or combination pursuant to this Section 4.04 at least 10 days prior to the effective date thereof.

         SECTION 4.05. No Preemptive Rights. No Person shall be granted or have any preemptive, preferential or other similar right with respect to (i) additional Contributions, (ii) the issuance or sale of new, unissued or treasury Units or Limited Partnership Interests, (iii) the issuance or sale of any obligations, evidences of indebtedness or other securities of the Partnership, whether or not convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such new, unissued or treasury Units or Limited Partnership Interests, (iv) the issuance of any subscription right to or right to receive, or any warrant or option for the purchase of, any of the foregoing Units, Limited Partnership Interests or securities, or (v) the issuance or sale of any other Units, Limited Partnership Interests or securities that may be issued or sold by the Partnership.

         SECTION 4.06. No Fractional Units. No fractional Units or Limited Partnership Interests shall be issued by the Partnership; instead, in the sole discretion of the General Partner, each fractional Unit or Limited Partnership Interest shall be rounded to the nearest whole Unit or Limited Partnership Interest (the next higher whole Unit or Limited Partnership Interest if the fraction is precisely 1/2) or an amount equal to the product of the Unit Price and such fraction shall be paid in cash by the Partnership.

         SECTION 4.07. No Withdrawal. No Person shall be entitled to withdraw any part of his Contribution or the amount of his Capital Account, or to receive any distribution from the Partnership, except as otherwise provided in this Agreement.

         SECTION 4.08. Loans from Partners; No Interest on Capital Account Balances. If any Partner or Unitholder shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, such advance shall not be considered a Contribution and the making of such advance shall neither result in any increase in the amount of the Capital Account of such Partner or Unitholder nor entitle such Partner or Unitholder to any increase in its Percentage Interest. The amount of any such advance shall be a debt of the Partnership to such Partner or Unitholder and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advance is made. No interest shall be paid by the Partnership on Contributions or on the amount of any Capital Account.

         SECTION 4.09. Capital Accounts. The Partnership shall maintain for each Partner (excluding the Assignor Limited Partner) and Unitholder (which terms for purposes of this Section 4.09, Section 4.10 and Article 5 shall refer to the beneficial owner of an interest held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership pursuant to Section 6031(c) of the Code) a separate Capital Account in accordance with Section 704 of the Code. The Capital Account of each Partner and Unitholder shall, as of the effective time of the Alliance Capital Contribution, be increased or decreased, as the case may be, to reflect a revaluation of the Carrying Values of all Partnership Assets pursuant to
Section 4.10(c) hereof (and in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset as if such Unrealized Gain or Unrealized Loss had been recognized upon a sale of each such Partnership Asset at such time and had been allocated to the Partners and Unitholders pursuant to Sections 5.04 and 5.05 hereof. The Partners and the Unitholders hereby agree that following such revaluation and allocation, the Capital Account of each Partner and each Unitholder shall be equal to the product of (x) such Person's Percentage Interest and (y) the aggregate Carrying Values of all Partnership Assets. The initial Capital Account of any Person who becomes a Partner by making a Contribution to the Partnership shall be equal to the cash amount or Net Value of all Contributions made by such Person to the Partnership. Each Capital Account shall be increased by (A) the cash amount or Net Value of all Contributions made by such Person to the Partnership pursuant to this Agreement and (B) all items of Partnership income and gain computed in accordance with Section 4.10(a) and allocated to such Person pursuant to
Section 5.04 and Section 5.05, and decreased by (A) the cash amount or Net Value of all Distributions made to such Person pursuant to this Agreement and
(B) all items of Partnership deduction and loss computed in accordance with
Section 4.10(a) and allocated to such Person pursuant to Section 5.04 and
Section 5.05, and shall otherwise be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Provisions of this Section 4.09 shall, to the extent not inconsistent with the terms thereof, be construed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Each Person who holds one or more Partnership Interests or Units shall have one Capital Account reflecting all Partnership Interests or Units owned by such Person.

         SECTION 4.10. Capital Account Calculations and Adjustments. (a) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes

(including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                  (i) In accordance with the requirements of Section 704(b) and
         Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(d), any deductions for depreciation, cost recovery or amortization attributable to Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired or deemed to be acquired by the Partnership was equal to the Net Value of such property. Upon an adjustment pursuant to
         Section 4.10(c) to the Carrying Value of any Partnership Asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Partnership Asset shall be determined as if the adjusted basis of such Partnership Asset was equal to the Carrying Value of such property immediately following such adjustment.

                 (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                (iii) The amounts of any adjustments to the basis (or Carrying Values) of Partnership Assets made pursuant to Section 743 of the Code shall not be reflected in Capital Accounts, but the amounts of any adjustments to the basis (or Carrying Values) of Partnership Assets made pursuant to Section 734 of the Code as a result of the Distribution of property by the Partnership to a Partner shall (i) be reflected in the Capital Account of the Person receiving such Distribution in the case of a Distribution in liquidation of such Person's interest in the Partnership and (ii) otherwise be reflected in Capital Accounts in the manner in which the unrealized income and gain that is displaced by such adjustments would have been shared had the property been sold at its Carrying Value immediately prior to such adjustments.

                 (iv) The computation of all items of income, gain, loss and deduction shall be made, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes. For this purpose, amounts paid or incurred to organize the Partnership or to promote the sale of interests in the Partnership that are neither deductible nor amortizable under Section 709 of the Code, and deductions for any losses incurred in connection with the sale or exchange of Partnership Assets disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code, shall be treated as expenditures described in Section 705(a)(2)(B) of the Code.

         (b) In the case of the transfer of a Unit (the term Unit for purposes of this Section 4.10(b) shall include a Limited Partnership Interest received in exchange for such Unit) or the General Partnership Interest, the transferee of such Unit or the General Partnership Interest shall succeed to a Capital Account relating to the Unit or General Partnership Interest transferred and the Capital Account of the transferor shall be adjusted to reflect the Capital Account of the transferee.

         (c) To the extent that the General Partner in its sole discretion deems it appropriate (A) immediately prior to an issuance of additional Units or Limited Partnership Interests for Contributions pursuant to Section 4.02, or (B) to reflect the sale, exchange or other disposition of all or substantially all of the Partnership Assets during any fiscal year in which such a sale, exchange or other disposition occurs, the Capital Accounts of all Partners and Unitholders and the Carrying Values of all Partnership Assets may be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Partnership Asset at such time and had been allocated to the Partners and Unitholders pursuant to Sections 5.04 and 5.05. Such Unrealized Gain or Unrealized Loss shall be determined by the General Partner using such reasonable methods of valuation as it in its sole discretion deems appropriate.

         (d) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)
(e), immediately prior to the Distribution of any Partnership Asset in kind, the Capital Accounts of all Partners and Unitholders and the Carrying Values of all such Partnership Assets shall be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each such Partnership Asset as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Partnership Asset immediately prior to such distribution and had been allocated to the Partners and Unitholders, at such time, pursuant to Sections 5.04 and 5.05. Such Unrealized Gain or Unrealized Loss shall be determined by the General Partner in its sole discretion and such determination shall be binding and conclusive upon the Partnership, Partners and Unitholders.


                                   ARTICLE 5
                         DISTRIBUTIONS AND ALLOCATIONS

         SECTION 5.01. Pass Through Cash Distributions. The General Partner shall distribute in cash the Partnership's Available Cash Flow as promptly as practicable after receipt of any cash distributions paid by Alliance Capital. Such distributions shall be made among the Partners (other than the Assignor Limited Partner) and Unitholders who were Record Holders on such Record Date as shall be selected by the General Partner in its sole discretion, pro rata in accordance with their Percentage Interests.

         SECTION 5.02. Special Distributions. Any Distributions (other than a Distribution made (x) from Available Cash Flow, or (y) in connection with the dissolution of the Partnership) may be made by the General Partner in such amounts and at such times as the General Partner, in its sole discretion, may determine, among the Unitholders and Partners (other than the Assignor Limited Partner), pro rata in accordance with their Percentage Interests.

         SECTION 5.03. General Rules with Respect to Distributions. (a) The General Partner is authorized to distribute property in kind only in connection with the dissolution of the Partnership pursuant to Article 15.

         (b) The General Partner shall specify a Record Date for any Distribution, and any cash or property distributed shall be distributed to the Partners and Unitholders who were Record Holders on the books of the Partnership as of the Record Date, in accordance with this Article 5. The Record Date for any Distribution to be made pursuant to Section 5.02 shall be
(i) in the case of a Distribution that is attributable to the proceeds from the sale or other disposition by the Partnership of Partnership Assets other than in the ordinary course of its business, the date of such sale or other disposition and (ii) in the case of any other Distribution, such Record Date as selected by the General Partner in its sole discretion.

         (c) Any amount of taxes withheld pursuant to Section 9.05, and any amount of taxes, interest or penalties paid by the Partnership to any governmental entity, with respect to amounts allocated or distributable to a Person shall be deemed to be a Distribution or payment to such Person and shall reduce the amount otherwise distributable to such Person pursuant to this Article 5.

         (d) No Distribution (other than a Distribution pursuant to Article
15) with respect to all or any portion of a calendar year shall be made to a Person (other than the General Partner) if, after giving effect to expected allocations of Net Income or Net Loss for such calendar year, the Distribution would create or increase a deficit in such Person's Capital Account in excess of such Person's share of the Partnership's "Minimum Gain" as defined in Treasury Regulation Section 1.704-2(b)(2).

         (e) Whenever any Distribution is to be made with respect to Limited Partnership Interests held by the Assignor Limited Partner, such Distribution shall be made to the Unitholders of record on the Record Date for such Distribution and not to the Assignor Limited Partner.

         (f) The requirement of the General Partner or the Partnership to make any and all Distributions provided for in this Agreement shall be subject to the limitations contained in the Delaware Act and no Distribution shall be made in violation of the provisions thereof or hereof.

         SECTION 5.04. Allocations of Net Income and Net Loss. For Capital Account purposes, except as otherwise provided in Section 5.05, Net Income and Net Loss of the Partnership shall be determined and allocated as set forth in this Section 5.04, and allocations of Net Income and Net Loss shall be deemed to be allocations of proportionate shares of the items of income, gain, loss and deduction from which Net Income and Net Loss are computed. Net Income and Net Loss of the Partnership with respect to a fiscal year of the Partnership shall be allocated to each month in such fiscal year on a pro rata basis.

         (a) Net Income of the Partnership shall be allocated among the Unitholders and Partners (other than the Assignor Limited Partner), pro rata in accordance with their Percentage Interests.

         (b) Net Loss of the Partnership shall be allocated (i) first, to the Unitholders, the General Partner and Limited Partners (other than the Assignor Limited Partner) having positive Capital Account balances so as to cause their respective Capital Account balances to be in (or, if not possible, closer to) the same proportion to each other as their respective Percentage Interests and then in accordance with their respective Percentage Interests until all such positive balances have been eliminated; and (ii) the balance, if any, to the General Partner in respect of its General Partnership Interest. Section 5.04(a) notwithstanding, to the extent subsequent Net Income of the Partnership does not exceed Net Loss allocated pursuant to this Section 5.04(b), such Net Income shall be allocated (A) first, to the General Partner in respect of its General Partnership Interest until such allocated Net Income equals Net Loss allocated to the General Partner pursuant to Section 5.04(b)(ii); and (B) the balance, if any, to the General Partner, Unitholders and Limited Partners (other than the Assignor Limited Partner) in the same proportions and amounts as Net Loss was allocated pursuant to Section 5.04(b)(i). For purposes of this Section 5.04(b), the determination of Capital Account balances shall be made after giving effect to all Distributions made with respect to calendar quarters before the month in question pursuant to
Article 5.

         (c) All items of income, gain, loss and deduction resulting from any transaction the proceeds of which are distributed to the Partners and Unitholders pursuant to Section 5.02 shall be allocated among the Unitholders and Partners (other than the Assignor Limited Partner), pro rata in accordance with their Percentage Interests.

         SECTION 5.05. Special Provisions Governing Capital Account Allocations. The following special provisions shall apply whether or not inconsistent with the provisions of Section 5.04:

         (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-2(b)(2)) during a fiscal year, all Persons with a deficit balance in their Capital Accounts at the end of such year shall be allocated, before any other allocations of Partnership items for such fiscal year, items of income and gain for such year (and if necessary, subsequent years), in the amount and in the proportions necessary to eliminate such deficits as quickly as possible. This Section 5.05(a) is intended to comply with the requirements of Treasury Regulation Section 1.704-2(f), and is to be interpreted to comply with the requirements of such regulation.

         (b) If any Person unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain) shall be specially allocated to such Person in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustments, allocations or Distributions as quickly as possible. This Section 5.05(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3). Any special allocations of items of income or gain pursuant to this Section 5.05(b) shall be taken into account in computing subsequent allocations of Net Income or Net Loss so that the net amounts of any items so allocated shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Person if such unexpected adjustments, allocations or Distributions had not occurred.

         (c) Section 5.04(a) notwithstanding, in the event of a sale or transfer of a Unit or Limited Partnership Interest by the General Partner or any of its Corporate Affiliates (other than to the General Partner or a Corporate Affiliate of the General Partner or in a transaction in which the General Partner and its Corporate Affiliates transfer their entire interest in the Partnership) the General Partner may, in its sole discretion, allocate gross income to the General Partner or such Corporate Affiliate, as the case may be, to the extent required to make the Capital Account of the General Partner or such Corporate Affiliate immediately prior to such sale or transfer equal to the product of (I) the aggregate Percentage Interest of the General Partner or such Corporate Affiliate, (II) the quotient obtained by dividing the aggregate amount of Units and Limited Partnership Interests outstanding by a fraction, the numerator of which is the aggregate Percentage Interest of all Unitholders and Limited Partners (other than the Assignor Limited Partner) and the denominator of which is 100 and (III) an amount equal to the Capital Account of a Unit.

         (d) Any net gains realized by the Partnership upon the dissolution of the Partnership shall be credited to the Capital Accounts of the Partners (other than the Assignor Limited Partner) and Unitholders (after crediting or charging thereto the appropriate portion of Net Income and Net Loss and after giving effect to all amounts distributed or to be distributed to such Partners and Unitholders with respect to all calendar quarters of the Partnership prior to the quarter in which the dissolution of the Partnership occurs) in the following priority:

                  (i) First, to those Partners and Unitholders whose Capital Accounts have negative balances, in proportion to such negative balances, until such negative balances have been eliminated;

                 (ii) Next, to the Partners and Unitholders in a manner so as to cause such Partners' and Unitholders' respective Capital Account balances to be in the same proportion to each other as their respective Percentage Interests; and

                (iii) The balance, if any, among the Unitholders and Partners, pro rata in accordance with their Percentage Interests.

         (e) In the event any net gains realized by the Partnership upon the dissolution of the Partnership are insufficient to cause the Partners' and Unitholders' respective Capital Account balances to be in the ratios of their respective Percentage Interests, then, Section 5.04(a) notwithstanding, gross income shall be allocated to those Partners and Unitholders whose Capital Accounts have balances (after giving effect to the allocations provided in Section 5.05(d)), that are less than the amount required to make all Partners' and Unitholders' Capital Account balances be in the ratio of their respective Percentage Interests until all Partners' and Unitholders' Capital Account balances are in such ratios; provided, however, that an allocation shall not be made pursuant to this Section 5.05(e) to the extent such allocation would cause or increase a negative balance in any other Partner's or Unitholder's Capital Account.

         (f) (i) If any Partner or Unitholder makes a payment to the Partnership to pay an expense or cover a loss of the Partnership, or pays an expense of the Partnership, including, without limitation, any organizational expenses incurred in connection with the Reorganization and any costs incurred under the Indemnification and Reimbursement Agreement, and the result is that the Partnership is required to recognize income or is entitled to a loss or deduction with respect to such amount so contributed or paid, then such income, loss or deduction shall be specially allocated to such Partner or Unitholder.

                 (ii) Any amounts received by the Partnership either from a trust established or letter of credit furnished pursuant to Section 4 of the Guaranty Agreement shall be considered a Contribution by ACMC if it is the General Partner or a Unitholder (or, if ACMC is not the General Partner or a Unitholder, any Corporate Affiliate that is the General Partner or a Unitholder) made to pay the expense of the Partnership to which the amounts received by the Partnership relate.

         (g) In the event that the Internal Revenue Service is successful in asserting an adjustment to the taxable income of a Partner or Unitholder and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes with respect to any portion of such adjustment, such deduction shall be allocated to such Partner or Unitholder.

         (h) The General Partner may, in its sole discretion and without the approval of any Unitholder or other Partner, make special allocations of Net Income or Net Loss or items thereof (including, but not limited to, gross income) to the extent necessary to make the Capital Account balances of the Partners and Unitholders be in the ratios of their Percentage Interests. In addition to the other special allocations that the General Partner may make under this Section 5.05, the General Partner may, in its sole discretion and without the approval of any Unitholder or other Partner, make special allocations of Net Income or Net Loss (or items thereof) and adopt such other methods and procedures in order to preserve or achieve uniformity of Units, but only if such allocations and methods and procedures would not have a material adverse effect on the Unitholders holding Units and if they are consistent with the principles of Section 704 of the Code.

         (i) In the event that the Internal Revenue Service is successful in asserting an adjustment to the allocations of Net Income or Net Loss provided for in Sections 5.04 and 5.05 for federal income tax purposes, such adjustment shall not have any effect on Capital Accounts or on the Distributions made or to be made pursuant to the provisions of this Agreement, unless the General Partner determines that giving effect to such adjustment would make the Partners' and Unitholders' Capital Account balances be in the proportion of the Percentage Interests.

         (j) For purposes of charging and crediting Capital Accounts, the holder of a restricted Unit (which for purposes of this Section 5.05(j) shall include any Limited Partnership Interest received in exchange for a restricted
Unit) shall not be treated as a Unitholder or Limited Partner during the period commencing on the date such holder acquires such restricted Unit and ending on the date such restricted Unit vests, unless such holder makes a timely election under Section 83(b) of the Code with respect to the transfer of such restricted Unit to such holder. During such period, all Distributions made with respect to such restricted Unit pursuant to this Agreement shall be treated as not made in respect of a partnership interest but shall be paid by the Partnership to such holder as compensation.

         SECTION 5.06. Allocations for Tax Purposes. (a) For federal income tax purposes, except as otherwise provided in this Section 5.06, each item of income, gain, loss and deduction of the Partnership shall be allocated, for each month, among the Partners (other than the Assignor Limited Partner) and Unitholders in the same proportions as items comprising Net Income or Net Loss, as the case may be, are allocated among the Partners (other than the Assignor Limited Partner) and Unitholders. Credits shall be allocated as provided in Treasury Regulation Section 1.704-1(b)(4)(ii).

         (b) In the case of Contributed Property, items of income, gain, loss or deduction attributable to such Contributed Property shall be allocated among the Partners (other than the Assignor Limited Partner) and Unitholders in a manner that takes into account the variation between the adjusted basis to the Partnership of such Contributed Property and the Net Value of such Contributed Property at the time of contribution, as required by Section 704(c) of the Code, to the extent such allocation reduces Book-Tax Disparities. The General Partner shall have the sole discretion to make additional allocations of income, gain, loss or deduction in order to eliminate such Book-Tax Disparities as quickly as possible, provided such allocations are consistent with the principles of Section 704(c) of the Code. The General Partner shall have the sole discretion to choose any method of allocations permissible under Treasury Regulation Section 1.704-3 to reduce or eliminate Book-Tax Disparities.

         (c) In the case of Adjusted Property, items of income, gain, loss or deduction attributable thereto shall (A) first, be allocated among the Partners (other than the Assignor

Limited Partner) and Unitholders in a manner consistent with the principles of
Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocation thereof pursuant to Section 4.10(c) to the extent such allocation reduces Book-Tax Disparities, and (B) second, in the event such property was originally Contributed Property, be allocated among the Partners (other than the Assignor Limited Partner) and Unitholders in a manner consistent with subsection 5.06(b) above. The General Partner shall have the sole discretion to make additional allocations of income, gain, loss or deduction in order to eliminate such Book-Tax Disparities as quickly as possible, provided such allocations are consistent with the principles of Section 704(c) of the Code. The General Partner shall have the sole discretion to choose any method of allocations permissible under Treasury Regulation Section 1.704-3 to reduce or eliminate Book-Tax Disparities.

         (d) To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership Asset, the amount of any gain from such disposition allocated to (or recognized by) a Partner (other than the Assignor Limited Partner) or Unitholder, for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner or Unitholder has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

         (e) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners (other than the Assignor Limited Partner) and Unitholders in accordance with the provisions hereof shall be determined without regard to any adjustment made pursuant to Section 743 of the Code; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 743 of the Code and any adjustments made pursuant to Section 743 of the Code shall be allocated to the extent permitted under and in accordance with the rule of Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

         (f) The General Partner may, in its sole discretion and without the approval of any Unitholder or other Partner, make special allocations of Net Income or Net Loss or items thereof (including, but not limited to, gross income) (i) to the extent necessary to make the Capital Account balances of the Partners and Unitholders be in the ratios of their Percentage Interests or
(ii) that are consistent with the principles of Section 704 of the Code and
Section 5.04 and to amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code. The General Partner may adopt and employ such methods and procedures for (A) the maintenance of book and tax capital accounts, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of Net Income, Net Loss, Depreciation, taxable income, taxable loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Unitholders and Partners, (E) the provision of tax information and reports to Partners and Unitholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis,
(H) conventions for the determination of cost recovery, depreciation and amortization deductions and the maintenance of inventories, (I) the recognition of the transfer of Units and Limited Partnership Interests, and (J) compliance with other tax-related requirements, including, but not limited to, the use of computer software and filing and reporting procedures similar to those employed by other publicly-traded partnerships, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement, comply with federal and state tax laws, and to achieve uniformity of Units and Limited Partnership Interests. The General Partner shall be indemnified and held harmless by the Partnership for any expenses, penalties or other liabilities arising as a result of decisions made in good faith on any of the matters referred to in the preceding sentence. If the General Partner determines, based upon advice of counsel, that no reasonable allowable convention or other method is available to preserve the uniformity of Units or Limited Partnership Interests or the General Partner in its discretion so elects, Units and Limited Partnership Interests may be separately identified as distinct classes to reflect differences in tax consequences.

         (g) For federal income tax purposes, the holder of a restricted Unit (which, for purposes of this Section 5.06(g), shall include any Limited Partnership Interest received in exchange for a restricted Unit) shall not be treated as a Unitholder or Limited Partner during the period commencing on the date such holder acquires such restricted Unit and ending on the date such restricted Unit vests, unless such holder makes a timely election under
Section 83(b) of the Code with respect to the transfer of such restricted Unit to such holder. All Distributions made with respect to such restricted Unit pursuant to this Agreement during such period shall be treated as not made in respect of a partnership interest but shall be paid by the Partnership to such holder as compensation.

         SECTION 5.07. Assignments. (a) Each item of income, gain, loss, deduction or credit derived by the Partnership during a fiscal year shall be determined and allocated on a monthly basis in accordance with the provisions of this Article 5.

         (b) Subject to applicable Treasury Regulations, the Partnership shall treat Partners or Unitholders of record at the opening of business on the first day of a calendar month as being the only Partners and Unitholders during such month. If the General Partnership Interest or any Unit or Limited Partnership Interest is transferred during any month, such items attributable, under the convention set forth in the second sentence of Section 5.04, to such Interest or Unit for such month shall be allocated to the holder of such Interest or Unit on the first day of such month, provided, however, that (i) any income, gain, loss, or deduction on a sale or other disposition of all or substantially all of the Partnership Assets shall be allocated to the Partners and Unitholders on the date of such sale or other disposition and (ii) any income, gain, loss or deduction resulting from any transaction the proceeds of which are distributed to the Partners and Unitholders pursuant to Section 5.02 shall be allocated to the Partners and Unitholders on the date of such transaction. Distributions shall be made to the Partners as of the applicable Record Date as provided in Section 5.03(b).

         (c) The General Partner may revise, alter or otherwise modify such methods of allocation (i) to the extent that it in its sole discretion determines that the application of such methods would result in a substantial mismatching of the allocation of Net Income or Net Loss attributable to a period and the Distribution of cash attributable to the same period as between the transferor and transferee of the Partnership Interest and / or Unit transferred that could be minimized by the application of an alternative tax allocation method, or (ii) to the extent necessary to conform the Partnership's tax allocations to the requirements of any Treasury Regulations or rulings of the Internal Revenue Service.


                                   ARTICLE 6
                     MANAGEMENT AND OPERATION OF BUSINESS

         SECTION 6.01.  Management.

         (a) Except as otherwise expressly provided in this Agreement:

         All decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner, and the General Partner shall have the exclusive right and full authority and responsibility to manage, conduct, control and operate the Partnership's business and effect the purposes and provisions of this Agreement. The General Partner shall have full authority to do all things on behalf of the Partnership deemed necessary or desirable by it in the conduct of the business of the Partnership, including, but not limited to, exercising all of the powers contained in Section 3.02 and to effectuate the purposes specified in Section 3.01. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass the General Partner's undertaking, on behalf of the Partnership, all acts and activities in which a limited partnership may engage under the Delaware Act. The power and authority of the General Partner shall include, but shall not be limited to, the power and authority on behalf of the Partnership and at the expense of the Partnership:

                  (i) To cause the Partnership to execute, deliver and perform the Reorganization Agreement, the Indemnification and Reimbursement Agreement and all other agreements, documents and instruments as the General Partner may deem necessary or appropriate to consummate the transactions contemplated thereby;

                 (ii) To cause the Partnership to take all such actions as may be necessary or appropriate to effect the Reorganization, including, but not limited to, consummating the Alliance Capital Contribution and the Exchange and serving as a limited partner of Alliance Capital;

                (iii) To make all operating decisions concerning the business of the Partnership;

                 (iv) To cause the Partnership to acquire, dispose of, mortgage, pledge, encumber, hypothecate, assign in trust for creditors, or exchange any or all assets or properties (including the Partnership Assets), including, but not limited to, its goodwill;

                  (v) To use the assets or properties of the Partnership (including, but not limited to, cash on hand) for any purpose, and on any terms, including, but not limited to, the financing of Partnership operations, the lending of funds to other Persons, the repayment of obligations of the Partnership, the conduct of additional Partnership operations and the purchase or acquisition of interests in properties or other assets, including, but not limited to, such interests in real property as may be acquired in connection with arrangements for the use of facilities in connection with the Partnership's operations or the acquisition of any other assets or interests in property;

                 (vi) To negotiate, execute, amend and terminate, and to cause the Partnership to perform, any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of Partnership operations or the implementation of its powers under this Agreement;

                (vii) To select and dismiss employees and outside attorneys, accountants, consultants and contractors and to determine compensation and other terms of employment or hiring;

               (viii) To form any further limited or general partnerships, joint ventures, corporations or other entities or relationships that it deems desirable, and contribute to such partnerships, ventures, corporations or other entities any or all of the assets and properties of the Partnership, and if the General Partner is a partner or participant in any such entity or relationship to accord the General Partner a share in the income of such entity or relationship;

                 (ix) To issue additional securities or additional Units or Limited Partnership Interests or additional classes or series of Units or Limited Partnership Interests pursuant to the provisions of
         Section 4.02, and on behalf of the Partnership (but subject to the other provisions of this Agreement);

                  (x) To purchase, sell or otherwise acquire or dispose of Units or Limited Partnership Interests, at such times and on such terms as it deems to be in the best interests of the Partnership;

                 (xi) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership, all correspondence relating to the business of the Partnership and the original records (or copies on such media as the General Partner may deem appropriate) of all statements, bills and other instruments furnished the Partnership in connection with its business;

                (xii) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental department, bureau, or agency, any securities exchange, any automated quotation system of a registered securities association, and any self-regulatory body, and furnish the Partners and Unitholders with all necessary United States federal, state or local income tax reporting information or such information with respect to any other jurisdiction;

               (xiii) To purchase and maintain, at the expense of the Partnership, liability, indemnity, and any other insurance (including, but not limited to, errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 6.09), sufficient to protect the Partnership, the General Partner, their respective officers, directors, employees, agents, partners and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

              (xiv) To make, execute, assign, acknowledge and file on behalf of the Partnership all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership, including but not limited to, powers of attorney, agreements of indemnification, contracts, deeds, options, loan obligations, mortgages, notes, documents, or instruments of any kind or character, and amendments thereto, any of which may contain confessions of judgment against the Partnership. No Person dealing with the General Partner shall be required to determine or inquire into the authority or power of the General Partner to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

                 (xv) To borrow money and to obtain credit in such amounts, on such terms and conditions, and at such rates of interest and upon such other terms and conditions as the General Partner deems appropriate, from banks, other lending institutions, or any other Person, including Alliance Capital, the Partners or Unitholders or any of their Affiliates, for any purpose of the Partnership, and to pledge, assign, or otherwise encumber or alienate all or any portion of the Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the General Partner has the full power and authority to borrow such money and to obtain such credit;

                (xvi) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, to secure any of the obligations, contracts or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

               (xvii) To invest funds of the Partnership in interest-bearing and non-interest-bearing accounts and short-term investments including, but not limited to, obligations of federal, state and local governments and their agencies, money market and mutual funds (including, but not limited to, those managed by the Partnership or Alliance Capital) and any type of debt or equity securities
         (including repurchase agreements and without regard to restrictions on maturities);

              (xviii) To make any election on behalf of the Partnership as is or may be permitted under the Code or under the taxing statutes or rules of any state, local, foreign or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

                (xix) To employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities which the General Partner is authorized or required to carry out or conduct under this Agreement, including, but not limited to, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and recordkeeping or other duties of the General Partner, to indemnify such Persons on behalf of the Partnership against liabilities incurred by them in acting in such capacities and to rely on the advice given by such Persons, it being agreed and understood that the General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

                 (xx) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, confess or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Partnership;

                (xxi) To register, qualify, list or report, to cause to be registered, qualified, listed or reported, or to cause to be de-registered, disqualified or delisted, the Units or Limited Partnership Interests pursuant to the Securities Act, the Securities Exchange Act, and any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, with any National Securities Exchange or other securities exchange, or pursuant to an automated quotation system of a registered securities association, as the General Partner deems appropriate;

               (xxii) To qualify the Partnership to do business in any state, territory, dependency or foreign country;

              (xxiii) To distribute cash or Partnership Assets to Partners and Unitholders in accordance with Article 5;

               (xxiv) In accordance with Section 2.05, to restrict trading in Units and Limited Partnership Interests or to reconstitute and convert the Partnership into such entity as shall be determined in accordance therewith;

                (xxv) To take such other action with respect to the manner in which the Units and Limited Partnership Interests are being or may be transferred or traded as the General Partner deems necessary or appropriate;

               (xxvi) To purchase, sell or otherwise acquire or dispose of Alliance Capital LP Units;

              (xxvii) To cause the Partnership to take all such actions as may be necessary or appropriate to maintain or alter the one-for-one exchange ratio of Alliance Capital LP Units for Units or Limited Partnership Interests, and vice versa, in the event that any circumstance exists or is reasonably expected to exist which the General Partner determines in its sole discretion would render inappropriate the use of such exchange ratio;

             (xxviii) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, but not limited to, the Delaware Act) and any other applicable laws, to the extent not inconsistent with this Agreement; and

               (xxix) In general, to exercise in full all of the powers of the Partnership as set forth in Section 3.02 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the General Partner may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The specific expression of any power of authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

         (b) Each of the Partners and Unitholders hereby approves, ratifies and confirms the execution, delivery and performance of the Reorganization Agreement, the Indemnification and Reimbursement Agreement and each other agreement, document and instrument as the General Partner may deem necessary or appropriate to consummate the transactions contemplated thereby, and agrees that the General Partner is authorized to execute, deliver and perform the Reorganization Agreement, the Indemnification and Reimbursement Agreement and such other agreements, documents and instruments and the transactions contemplated thereby without any further act, approval or vote of Unitholders or Partners, notwithstanding any other provision of this Agreement, the Delaware Act or any other applicable law, rule or regulation.

         (c) The General Partner shall use all reasonable efforts to cause to be filed any certificates or filings as may be determined in its sole discretion by the General Partner to be reasonable and necessary or appropriate for the formation and continuation and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware or any other state in which the Partnership elects to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner thereafter (i) shall file any necessary amendments to the Certificate of Limited Partnership, including, but not limited to, amendments to reflect successor or additional general partners admitted pursuant to Section 13.02 and (ii) shall otherwise do all things (including the appointment of registered agents of the Partnership and management of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. If permitted by applicable law, the General Partner may omit from the Certificate of Limited Partnership and from any other certificates or documents filed in any state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Partners (other than the General Partner) and Unitholders and information relating to the Contributions and shares of profits and compensation of the Partners (other than the General Partner) and Unitholders, or state such information in the aggregate rather than with respect to each individual Partner or Unitholder. Except as provided in Section 7.05(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Unitholder or Limited Partner.

         SECTION 6.02. Reliance by Third Parties. Notwithstanding any other provisions of this Agreement to the contrary, no lender, purchaser or other Person dealing with the Partnership shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in Partnership Assets that the General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other

Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner, without the joinder of any other Person, as if the General Partner were the sole party in interest therein, both legally and beneficially. To the fullest extent permitted by law, each Partner (other than the General Partner) and Unitholder hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         SECTION 6.03. Purchase or Sale of Units or Limited Partnership Interests. The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units or Limited Partnership Interests. The General Partner or any of its Affiliates may also purchase or otherwise acquire Units or Limited Partnership Interests for its own account and may, subject to the provisions of Article 12, sell or otherwise dispose of such Units or Limited Partnership Interests. Any Units or Limited Partnership Interests purchased for or on behalf of or otherwise held by the Partnership shall not be deemed outstanding for any purposes under this Agreement; provided that Units or Limited Partnership Interests purchased for or on behalf of or otherwise held by a Person in the "control" of the Partnership, as that term is defined in the definition of an Affiliate in Article 1, for a business purpose approved by the General Partner shall not be considered to have been purchased for or on behalf of or otherwise held by the Partnership.

         SECTION 6.04. Compensation and Reimbursement of the General Partner.
(a) The General Partner shall be reimbursed on a monthly or such other basis as the General Partner shall determine (i) for all direct expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership) and (ii) for the General Partner's legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses, salaries and other compensation and employee benefits expenses, other administrative or overhead expenses and all other expenses necessary to or appropriate for the conduct of the Partnership's business which are incurred by the General Partner in operating the Partnership's business (including, but not limited to, expenses allocated to the General Partner by its Affiliates), and which are allocated to the Partnership in addition to any reimbursement as a result of indemnification pursuant to
Section 6.09. The General Partner shall determine the fees and expenses that are allocated to the Partnership by the General Partner in good faith.

         (b) The General Partner shall not receive any compensation from the Partnership for services provided to the Partnership as General Partner.

         SECTION 6.05. Outside Activities. (a) The General Partner shall not acquire any assets or enter into or conduct any business or activity except in connection with or incidental to (i) the management or operations of the Partnership and Alliance Capital, its performance of its obligations required or authorized by this Agreement and the Alliance Capital Partnership Agreement, (ii) the acquisition, ownership or disposition of Units or Limited Partnership Interests or partnership interests in Alliance Capital, (iii) its corporate governance and existence and (iv) acquiring, investing in, holding, disposing of or otherwise dealing with the Excluded Assets (as defined in the Transfer Agreement) and other passive investments.

         (b) Any Indemnitee, except the General Partner, may compete, directly or indirectly, with the Partnership and may engage in any business or other activity, whether or not for profit and whether or not competitive with or similar to any current or anticipated business activity of the Partnership, including, but not limited to, providing investment management and advisory services, and no such business or activity shall in any way be restricted by, or considered to be in conflict with, this Agreement, the partnership relationship established hereby or any principle of law or equity relating thereto. None of the Partnership, any Partner or any Unitholder shall have any rights in or with respect to any such business or activity so engaged in by an Indemnitee, and no Indemnitee shall have any obligation to offer any interest in any such business or activity, or any opportunity relating thereto or to the business of the Partnership, to the Partnership, any Partner or any other Persons who may have or acquire any interest in the Units, Limited Partnership Interests or the Partnership. No decision or action taken by any such Indemnitee (or, to the extent such decision or action was not taken with the specific intent of providing an improper benefit to an Indemnitee to the detriment of the Partnership, by the General Partner) with respect to any such business or activity or any business or activity of the Partnership shall be subject to review or challenge in any way or in any forum on the basis that it improperly benefitted any such Indemnitee to the detriment of the Partnership or otherwise involved any conflict of interest or breach of a duty of loyalty or similar fiduciary obligation. No such Indemnitee shall be subject to any liability or other obligation with respect to the matters described in this
Section 6.05(b). The Partnership shall not, and each Partner and Unitholder by its acquisition of a Unit or Limited Partnership Interest hereby agrees that it will not, assert in any manner or in any forum any claim with respect to the matters described in this Section 6.05(b). The Partnership shall actively resist any effort to assert any such claim on its behalf. This Section 6.05(b) is not intended to affect any rights the Partnership may have under any contract or agreement with any of its employees.

         SECTION 6.06. Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The Partnership shall at all times maintain books of account which indicate the amount of funds of the Partnership on deposit in each such account. All withdrawals from or charges against such accounts shall be made by the General Partner by its officers or agents, or by employees or agents of the Partnership. Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

         SECTION 6.07. Loans from the General Partner and Others; Transactions and Contracts with Affiliates. (a) The General Partner, Alliance Capital or any Affiliate of either of them may (but shall have no obligation to) lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine at an interest rate equal to the cost to the General Partner, Alliance Capital or such Affiliate of obtaining such funds from an unaffiliated third party.

         (b) The Partnership will not lend any funds to the General Partner, Alliance Capital or any Affiliate of either of them. Except as provided by this Agreement or the Reorganization Agreement, the Partnership will not make any investments in the General Partner or any Affiliates thereof except on terms approved by the General Partner as being comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party.

         (c) The assumption of liabilities and/or obligations by the Partnership pursuant to the Reorganization Agreement and each other agreement, document and instrument as the General Partner may deem necessary or appropriate to consummate the transactions contemplated thereby is hereby ratified, confirmed and approved by all Partners and Unitholders.

         (d) The General Partner may enter into an agreement with an Affiliate of the General Partner to render services to the Partnership on terms approved by the General Partner in good faith as being comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party.

         (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except on terms approved by the General Partner in good faith as being comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party; provided, however, that the requirements of this Section 6.07(e) shall be deemed to be satisfied as to any sale, transfer or conveyance consummated by the General Partner in accordance with clause (y) of the first sentence of Section 2.05.

         (f) Neither the General Partner nor any of its Affiliates shall use or lease any property (including, but not limited to, office equipment, computers, vehicles, aircraft and office space) of the Partnership except on terms approved by the General Partner in good faith as being comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party.

         (g) Without limitation of Sections 6.07(a) through 6.07(f) above, and notwithstanding anything to the contrary in this Agreement, any transactions or arrangements with one or more Indemnitees described or disclosed in the Reorganization Agreement, the Indemnification and Reimbursement Agreement and the Proxy Statement are hereby ratified, confirmed and approved by all Partners and Unitholders.

         (h) Whenever a particular transaction or arrangement is required under this Agreement to be "on terms approved by the General Partner as being comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party", that requirement shall be conclusively presumed to be satisfied as to any transaction or arrangement that (x) is, in the reasonable and good faith judgment of the General Partner, on terms substantially comparable to (or more favorable to the Partnership than) those that would prevail in a transaction with an unaffiliated party or
(y) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an Affiliate of the General Partner.

         (i) The General Partner or any Affiliate thereof may (but shall have no obligation to) conduct, through such representatives as it may designate, audits and other investigations of the Partnership and Persons controlled by it as the General Partner may determine in its sole discretion. Except as the General Partner or such Affiliate may expressly agree in writing with the Partnership in a document that refers to this Section 6.07(i) and is approved in the manner set forth in clause (y) of Section 6.07(h), (x) such audit or investigation shall be without charge to the Partnership and Persons controlled by it, (y) such audit or investigation shall be deemed to have been undertaken solely for the benefit of the General Partner or such Affiliate and neither of them shall have any obligation to divulge the results thereof to the Partnership or any Partner or Unitholder or to take any action based thereon and (z) no Indemnitee or other Person conducting or otherwise involved in such audit or investigation shall have any obligation or liability to the Partnership, the Partners or Unitholders by reason of such audit or investigation or the manner in or care (or lack thereof) with which it is conducted.

         SECTION 6.08. Liability of the General Partner and Other Indemnities.
(a) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or other factors affecting the Partnership or any Partner or Unitholder, or (ii) in its "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law or in equity or otherwise.

         (b) Neither the General Partner nor any other Indemnitee shall be liable for monetary damages to the Partnership, Partners or Unitholders for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) unless it is established (the Person asserting such liability having the burden of proof) that the General Partner's or such other Indemnitee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Partnership, constituted actual fraud by the General Partner or such Indemnitee, or was undertaken with reckless disregard for the best interests of the Partnership or actual bad faith on the part of the General Partner or such Indemnitee. No Indemnitee shall have any liability to the Partnership, Partners or Unitholders for any action permitted by Section 6.05.

         (c) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any Partner, any such Indemnified Person, including the General Partner, acting under this Agreement shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement shall be given effect as permitted in the Delaware Act.

         SECTION 6.09. Indemnification. (a) To the fullest extent permitted by law, each Indemnified Person (which for the purposes of this Section 6.09 shall mean (i) the General Partner, (ii) any Departing Partner, (iii) each Affiliate of the General Partner or any Departing Partner, (iv) each director of the General Partner in his capacity as such and (v) each other Indemnitee that is designated as an Indemnified Person in an agreement or policy of the General Partner) shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, by reason of
(A) its present or former status as (x) the General Partner or a Departing Partner, or an Affiliate thereof, (y) an officer, director, employee, partner, agent or trustee of the Partnership, the General Partner or a Departing Partner, or an Affiliate thereof, or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, or (B) any action taken or omitted in any such capacity, if with respect to the matter at issue the Indemnified Person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnified Person acted in a manner contrary to that specified above. Any designation of an Indemnitee as an Indemnified Person pursuant to clause (v) of the first sentence of this Section 6.09(a) may (i) be made with respect to an individual Indemnitee or a group of Indemnitees, (ii) be revoked or modified by the General Partner in its discretion except to the extent, if any, otherwise specified in the agreement or policy effecting such designation, and (iii) be subject to such limitations and conditions as may be specified in the agreement or policy effecting such designation.

         (b) To the fullest extent permitted by law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding subject to this Section 6.09 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 6.09(a).

         (c) The advancement of expenses and indemnification provided by this
Section 6.09 shall be in addition to any other rights to which an Indemnified Person may be entitled under any agreement, pursuant to any vote of the Unitholders or Limited Partners, as a matter of law or otherwise, as to an action in the Indemnified Person's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof, or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of such Indemnified Person.

         (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Indemnified Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 6.09, the Partnership shall be deemed to have requested an Indemnified Person to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnified Person of its duties to the Partnership also imposes duties on it or otherwise involves services by it to such Plan or participants or beneficiaries of such Plan; excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be deemed to be "fines" within the meaning of Section 6.09(a); and action taken or omitted by an Indemnified Person with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) Any indemnification hereunder shall be satisfied solely out of any insurance obtained pursuant to Section 6.09(d) or the assets of the Partnership. In no event may an Indemnified Person subject the Partners or Unitholders or Affiliates or any of them to personal liability by reason of indemnification hereunder.

         (g) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.09 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applied if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The indemnification provided in this Section 6.09 is for the benefit of the Indemnified Persons and their respective heirs, successors, assigns, executors and administrators and shall not be deemed to create any right to indemnification for the benefit of any other Persons.

         (i) The provisions of this Section 6.09 are not intended to be exclusive and the General Partner may cause the Partnership to enter into an indemnification agreement with any Indemnified Person, or to adopt policies covering any group of Indemnified Persons on such terms as the General Partner may determine in its sole discretion.

         SECTION 6.10. Other Matters Concerning the General Partner. (a) The General Partner may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel (including, but not limited to, counsel who may be regular counsel to, or an employee of, the Partnership, the General Partner or any Affiliate thereof), accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

         (c) The General Partner shall not provide any Limited Partner, in connection with such Limited Partner's Partnership Interest, or any Unitholder, in connection with such Unitholder's Units, with any mandatory or discretionary right to purchase any type of security issued by the General Partner or its Affiliates.

          (d) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney- or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         SECTION 6.11. Registration Rights of the General Partner and its Affiliates. (a) In the event that (i) the General Partner (in its capacity as General Partner or as a Unitholder or Limited

Partner or as Departing Partner) or any of its Corporate Affiliates (including for purposes of this Section 6.11 Persons that were Affiliates on November 19, 1987, notwithstanding that they may later no longer be Affiliates) holds Units, Limited Partnership Interests or other securities of the Partnership or holds Alliance Capital LP Units and (x) desires to sell a number of such Units, Limited Partnership Interests or other securities, or desires to exchange a number of Alliance Capital LP Units for Units pursuant to Section
6.17 and to sell a number of such Units, which together with any Units, Limited Partnership Interests or other securities of the Partnership it desires to sell constitute at least 5% of the aggregate number of such Units, Limited Partnership Interests or other securities outstanding or (y) desires to sell a lesser number of such Units, Limited Partnership Interests or other securities, or to exchange a number of Alliance Capital LP Units for Units pursuant to Section 6.17 and to sell a lesser number of such Units, for an aggregate proposed offering price estimated to be at least $15,000,000, (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule
144) is not available to enable the General Partner or such Corporate Affiliate to dispose of the number of Units, Limited Partnership Interests or other securities it desires to sell at the time it desires to do so, then upon the request (a "Demand") of the General Partner or such Corporate Affiliate, the Partnership shall file with the Commission as promptly as practicable after receiving such Demand and use its best efforts to cause to become effective and remain effective for a period of time sufficient for sale, a registration statement under the Securities Act registering the offering and sale of the number of Units, Limited Partnership Interests or other securities specified by the General Partner or such Corporate Affiliate (which, at the option of the General Partner or such Corporate Affiliate, may include Units owned by directors, officers or employees of the General Partner, the Partnership or their respective Affiliates); provided, however, that if the aggregate number of such Units, Limited Partnership Interests or other securities held by the General Partner and/or any of its Corporate Affiliates at the time of any Demand constitutes less than 20% of the aggregate number of such Units, Limited Partnership Interests or other securities outstanding, the General Partner and its Corporate Affiliates shall allow at least twelve consecutive months to expire from the date of any Demand that resulted in a registration statement that became effective (and with respect to which the Partnership satisfied its obligations under this Section 6.11) before making a subsequent request. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the General Partner or such Affiliate shall reasonably request, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the General Partner or such Affiliate shall reasonably request, and to do any and all other acts and things that may reasonably be necessary or advisable to enable the General Partner or such Affiliate to consummate a public sale of such Units, Limited Partnership Interests or other securities in such states. Except as set forth in Section 6.11(c) below, all costs and expenses of any such registration and offering shall be paid by the General Partner or such Affiliate, without reimbursement by the Partnership.

         (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use its best efforts to include in such registration statement such number or amount of the same class of securities held by the General Partner, any of its Corporate Affiliates and any directors, officers or employees of the General Partner, the Partnership or their respective Affiliates as the General Partner or any of such Corporate Affiliates shall request. If the proposed offering pursuant to this Section 6.11(b)) shall be an underwritten offering, then, in the event that the underwriters advise the Partnership and the General Partner or such Affiliates in writing that in its opinion the inclusion of all or some of the General Partner's, such Affiliate's or such directors', officers' or employees' securities of the same class would adversely and materially affect the success of the offering, (x) the Partnership shall include in such offering only that number or amount, if any, of such securities held by the General Partner, such Affiliates or such directors, officers or employees which, in the opinion of the underwriters, will not so adversely affect the offering and (y) the General Partner will determine the number or amount of such securities held by each of the General Partner, such Affiliates or such officers, directors or employees which will be included in such offering. Any offering pursuant to any registration pursuant to this Section 6.11(b) shall be on terms, including, but not limited to, identity of the underwriters and price, determined by the General Partner in its sole discretion, and any Corporate Affiliate, director, officer or employee including securities pursuant to this Section 6.11(b) shall be entitled only to sell its securities on such terms or to elect not to include them in such registration. The General Partner, such Affiliate or such directors, officers or employees shall bear the expense of all underwriting discounts and commissions attributable to the securities sold for its own account and shall reimburse the Partnership for all incremental costs incurred by the Partnership in connection with such registration resulting from the inclusion of securities held by the General Partner, such Affiliate or such directors, officers or employees.

         (c) If underwriters are engaged in connection with any registration referred to in this Section 6.11, the Partnership shall enter into an underwriting agreement and provide indemnification, representations, covenants, opinions, comfort letters, and other assurances to the underwriters all in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.09, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Person whose securities are being registered for sale pursuant to this Section 6.11 from and against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs, and expenses (including, but not limited to, interest, penalties, and reasonable attorneys' fees and disbursements), imposed upon or incurred by any such indemnified Person, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.11(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units, Limited Partnership Interests or other securities of the Partnership were registered under the Securities Act or any state securities or blue sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus, or such amendment or supplement, in reliance upon and in conformity with written information with respect to the indemnified Person furnished to the Partnership by or on behalf of such indemnified Person specifically for use in the preparation thereof.

         (d) The provisions of Sections 6.11(a) and 6.11(b) shall continue to be applicable with respect to any Person that ceases to be a general partner of the Partnership (and any of such Person's Corporate Affiliates), during a period of three years subsequent to the effective date of such cessation and for so long thereafter as is required for such Person (or any of such Person's Corporate Affiliates) to sell all of the Units or other securities of the Partnership with respect to which it has requested during such three-year period that a registration statement be filed. The provisions of Section 6.11(c) shall continue in effect thereafter.

         (e) The rights of the General Partner and its Affiliates under this
Section 6.11 may be assigned by the General Partner and any of its Affiliates to any Person acquiring Units or Limited Partnership Interests from the General Partner or any of its Affiliates (without reduction of the rights of the assignor), provided that such Person (if not admitted as a General Partner) shall be required to allow at least twelve consecutive months to expire from the date of any Demand that resulted in a registration statement that became effective before making a subsequent Demand and shall not be entitled to the rights of the General Partner pursuant to the penultimate sentence of Section 6.11(b) and clause (y) of the sentence preceding that sentence, and shall be subject to determinations made by the General Partner pursuant to those provisions.

         SECTION 6.12. Title to Partnership Assets. All Partnership Assets shall be deemed to be owned by the Partnership as an entity, and no Partner or Unitholder, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement, and any applicable deed or similar title document shall so indicate. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

         SECTION 6.13. Sale of the Partnership's Assets. Notwithstanding any other provision of this Agreement, the General Partner shall not cause the Partnership to sell, transfer, pledge, assign, convey or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of the Partnership Assets (other than pursuant to Section 2.05) unless (a) (i) such sale, transfer, pledge, assignment, conveyance or other disposition has received Majority Approval (Majority Outside Approval if the General Partner or any of its Corporate Affiliates have any direct or indirect equity interest in any Person acquiring Partnership Assets in such transaction) and (ii) the Partnership shall have received a Tax Determination and Limited Liability Determination or (b) such sale, transfer, pledge, assignment, conveyance or other disposition is in connection with a liquidation of the Partnership pursuant to Article 15 or Section 6.15.

         SECTION 6.14. No New Business. The Partnership shall not acquire all or substantially all of the outstanding capital stock or assets of, or enter into any partnership or joint venture with, any Person, other than Alliance Capital, unless (i) such acquisition, partnership or joint venture is in accordance with Sections 3.01 and 3.02 and (ii) it receives a Tax Determination with respect thereto. Neither the General Partner nor the Partnership shall become the general partner of any other partnership, other than Alliance Capital, or joint venture unless such action is permitted by Sections 6.01(a)(viii) and 6.05(a) (in the case of the General Partner) and the Partnership receives a Tax Determination with respect thereto.

         SECTION 6.15. Contribution of Assets to Alliance Capital. Following the consummation of the Reorganization, in the event that the Partnership acquires any business, assets or property (other than cash and cash equivalents required for expenses, taxes, working capital requirements or reserves of the Partnership), the General Partner may cause the Partnership to make a Contribution to Alliance Capital consisting of such business, assets or property in exchange for the issuance by Alliance Capital of additional Alliance Capital LP Units to the Partnership; provided that:

         (a) if the Contribution is cash equal to the net proceeds obtained from the sale or issuance of Units or Limited Partnership Interests, (x) the Partnership shall receive a number of Alliance Capital LP Units equal to the number of Units or Limited Partnership Interests so sold or issued and (y) the Partnership shall make such Contribution as soon as practicable after the receipt of such net proceeds;

         (b) if the Contribution consists of assets obtained in exchange for the sale or issuance of Units or Limited Partnership Interests, (x) the Partnership shall receive a number of Alliance Capital LP Units equal to the number of Units or Limited Partnership Interests so sold or issued and (y) the Partnership shall make such Contribution as soon as practicable after the receipt of such assets; and

         (c) if the Contribution is other than pursuant to clauses (a) or (b) of this proviso, or if any event occurs which the general partner of Alliance Capital in its sole discretion determines would render inappropriate the use of the one-for-one exchange ratio of Alliance Capital LP Units for Units or Limited Partnership Interests, and vice versa, the number of Alliance Capital LP Units to be received by the Partnership in exchange for such Contribution for purposes of this

Section 6.15(c) shall be determined by the general partner of Alliance Capital in its sole discretion.

         SECTION 6.16. Issuances of Units Pursuant to Employee Benefit Plans. Upon the exercise of any awards to purchase or otherwise acquire Units or other securities of the Partnership pursuant to any employee benefit plan sponsored by the General Partner, the Partnership, Alliance Capital or any Person controlled by the Partnership or Alliance Capital and/or the entitlement of any plan participant to receive Units thereunder in accordance with the terms of such plan, at the request of Alliance Capital: (i) the Partnership shall issue to the plan participant Units necessary to satisfy such award in exchange for the exercise price or other consideration (if any) to be paid by the plan participant in respect of such award; and (ii) the Partnership shall contribute any such exercise price or other consideration to Alliance Capital in exchange for a number of Alliance Capital LP Units equal to the Units issued in satisfaction of such award. Such issuances and payments shall be deemed to occur on the date on which the award is exercised, or the date on which the plan participant is entitled to receive Units thereunder. The General Partner shall do all things it deems to be necessary or advisable in connection with the issuance of any Units pursuant to this Section 6.16, including, but not limited to, causing such Units to be registered or qualified pursuant to the Securities Act and the laws of any state of the United States as the General Partner deems appropriate. If any Units are issued by the Partnership pursuant to any such employee benefit plan and such Units are forfeited or are otherwise returned to the Partnership, then the Partnership will return to Alliance Capital the corresponding Alliance Capital LP Units and Alliance Capital will pay to the Partnership the amounts, if any, which the Partnership is required to pay to the plan participant whose Units were forfeited or returned to the Partnership.

         SECTION 6.17. Exchanges of Alliance Capital LP Units for Units. The General Partner shall cooperate with Alliance Capital and cause the Partnership to take all actions as it may deem necessary, appropriate or advisable to effect exchanges from time to time of Alliance Capital LP Units for an equal number of Units as may be requested by Alliance Capital pursuant to the Alliance Capital Partnership Agreement; provided, however, that the Partnership shall not be required to undertake any such exchange if the General Partner determines, in its sole discretion, that in connection with such exchange the Partnership would be required to disclose material non-public information which it believes would be inadvisable to disclose. Such actions shall include, without limitation, causing to be registered or qualified such Units pursuant to the Securities Act and the laws of any state of the United States as the General Partner deems appropriate.

         SECTION 6.18. Repurchase of Units. At Alliance Capital's request from time to time, the Partnership shall repurchase outstanding Units or Limited Partnership Interests using funds provided by Alliance Capital. Upon such repurchase, the aggregate number of Alliance Capital LP Units held by the Partnership shall be reduced by a number equal to the aggregate number of Units and Limited Partnership Interests so repurchased; provided that if any event occurs which the General Partner in its sole discretion determines would render inappropriate the use of the one-for-one exchange ratio of Alliance Capital LP Units for Units or Limited Partnership Interests, and vice versa, such number shall be determined by the General Partner in its sole discretion. The Partnership shall use the funds provided by Alliance Capital pursuant to this Section 6.18 solely for the repurchase of Units or Limited Partnership Interests (together with any expenses incurred in connection with such repurchases) and, to the extent that any excess funds remain following such repurchases, the Partnership shall return such funds to Alliance Capital.


                                   ARTICLE 7
          RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS AND UNITHOLDERS

         SECTION 7.01. Limitation of Liability. The Unitholders and Limited Partners shall have no liability under this Agreement except as provided in this Agreement or by applicable law.

         SECTION 7.02. Management of Business. No Limited Partner or Unitholder in its capacity as such shall take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise act on behalf of or bind the Partnership. The transaction of any such business by any such Partner or Unitholder or employee or agent of the Partnership shall not affect, impair or eliminate the limitations on the liability of any such Limited Partner or Unitholder under this Agreement.

         SECTION 7.03. Outside Activities. The General Partner (acting through Alliance Capital), each other Partner and each Unitholder shall have the right to engage in the business of providing investment advisory and management services and to engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including business interests and activities in direct competition with the Partnership. Neither the Partnership, any of the Partners or Unitholders nor any other Person shall have any rights by virtue of this Agreement, or the Partnership relationship created hereby in any such business ventures, and no Partner or Unitholder shall have any obligation as a result thereof to offer any interest in any such business ventures to the Partnership, any Partner, Unitholder or any other Person. This Section 7.03 is not intended to affect any rights the Partnership may have under any contract or agreement with any of its employees.

         SECTION 7.04.  Return of Capital; Additional Capital Contributions.

         (a) No Partner or Unitholder shall be entitled to the withdrawal or return of his Contribution (if any) or any amount of his Capital Account, except to the extent, if any, that Distributions made pursuant to this Agreement or upon termination of the Partnership or purchases of Units or Limited Partnership Interests by the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.

         (b) Subject to the further provisions of this Section 7.04(b), no Limited Partner or Unitholder shall have any personal liability whatsoever in his capacity as a Limited Partner or Unitholder, whether to the Partnership, to any of the Partners or Unitholders or to the creditors of the Partnership, for the debts, liabilities, contracts or other obligations of the Partnership or for any losses of the Partnership. Each Unit and each Limited Partnership Interest, upon the issuance thereof, shall be fully paid and not subject to assessment for additional Contributions. No Limited Partner or Unitholder shall be required to lend any funds to the Partnership or, after his Contribution has been paid, to make any further contribution to the capital of the Partnership. Under Sections 17-607 and 17-804 of the Delaware Act, a limited partner of a limited partnership may, under certain circumstances, be required to return to the partnership amounts previously distributed to such limited partner (i) if, at the time of, and after giving effect to, such Distribution, the liabilities of the partnership, other than liabilities to partners on account of their partnership interests, exceeded the fair value of its assets or, (ii) in connection with a liquidating distribution after dissolution of the partnership, such limited partner receives a Distribution prior to the partnership paying, or making reasonable provision to pay, claims of creditors. It is the intention and agreement of the Partners and Unitholders that if any Unitholder or Limited Partner (other than the Assignor Limited Partner) has received a Distribution from the Partnership that is required to be returned to, or for the account of, the Partnership or Partnership creditors, such obligation shall be the obligation of the Unitholder or Limited Partner who receives such Distribution, and not the obligation of any General Partner or the Assignor Limited Partner; provided, however, that nothing contained in this Agreement shall be deemed to impose upon the transferee of a Unit under Section 12.04 any obligation to return to the Partnership or any Partnership creditor any Distribution made to a prior holder of such Unit.

         SECTION 7.05. Rights of Limited Partners and Unitholders Relating to the Partnership and Alliance Capital. In addition to other rights provided by this Agreement or by applicable law, the Limited Partners and Unitholders shall have the following rights relating to the Partnership and Alliance
Capital:

         (a) Each Limited Partner and Unitholder, and each Limited Partner's and Unitholder's duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such Limited Partner's or Unitholder's own expense, but only upon written request and for a purpose reasonably related to such Person's interest as a Limited Partner or Unitholder, (i) to have reasonable information regarding the status of the business and financial condition of the Partnership, (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including the Partnership's federal, state and local income tax returns for each year, (iii) to have on demand a current list of the full name and last known business, residence or mailing address of each Limited Partner and Unitholder, (iv) to have reasonable information regarding the Net Value of any Contribution made by any Partner or Unitholder and the date on which each such Person became a Partner or Unitholder, (v) to have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, and (vi) to have any other information regarding the affairs of the Partnership as is just and reasonable.

         (b) Anything in Section 7.05(a) to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners and Unitholders, and each Limited Partner's and Unitholder's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

         (c) In addition to the rights described in Section 7.05(a), each Limited Partner and Unitholder, and each Limited Partner's and Unitholder's duly authorized representatives, shall have the right upon reasonable notice and at reasonable times and at such Limited Partner's or Unitholder's own expense, but only upon written request and for a purpose reasonably related to such Person's interest as a Limited Partner or Unitholder, to obtain information regarding the operation and affairs of Alliance Capital in accordance with the provisions of Section 7.05 of the Alliance Capital Partnership Agreement and to have a copy of the Alliance Capital Partnership Agreement and the certificate of limited partnership of Alliance Capital and all amendments thereto.

         SECTION 7.06. Agreement to be Bound by Terms of Partnership Agreement. By accepting a Unit Certificate or Certificate, and as a condition to entitlement to any rights in or benefits with respect to the Units or Limited Partnership Interests evidenced thereby, each Unitholder and Limited Partner will be deemed to have agreed to comply with, and be bound by, all of the terms, conditions, rights and obligations set forth in this Agreement, including, but not limited to, the grant of the power of attorney set forth in
Section 10.01.


                                   ARTICLE 8
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

         SECTION 8.01. Records and Accounting. The General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, assets, liabilities, operations and financial condition, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Partners and Unitholders, books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis in accordance with generally accepted accounting principles.

         SECTION 8.02. Fiscal Year. The fiscal year of the Partnership shall be the same as its taxable year for federal income tax purposes, which shall be the calendar year or such other year that is permitted under the Code as the General Partner in its sole discretion shall determine.

         SECTION 8.03. Reports. (a) The General Partner shall use its best efforts to cause to be mailed not later than 90 days after the close of each fiscal year to each Limited Partner and Unitholder, as of the last day of that fiscal year, reports containing financial statements of each of the Partnership and Alliance Capital for the fiscal year, including a balance sheet and statements of operations, partners' equity and cash flow, all of which shall be prepared in accordance with generally accepted accounting principles and shall be audited by the Partnership's Accountants.

         (b) The General Partner shall use its best efforts to cause to be mailed not later than 45 days after the close of each fiscal quarter, except the last fiscal quarter of each fiscal year, to each Limited Partner and Unitholder as of the last day of such fiscal quarter, a quarterly report for the fiscal quarter containing such financial and other information (which need not be audited) as the General Partner deems appropriate.

         The General Partner's obligations set forth in this Section 8.03 may be satisfied by delivering to each Limited Partner and Unitholder a copy of the Form 10-K or 10-Q (containing separate financial statements of Alliance Capital), as the case may be, or such other periodic reports containing comparable financial information as may be filed by the Partnership pursuant to the Securities Exchange Act.

         SECTION 8.04. Other Information. The General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.


                                   ARTICLE 9
                                  TAX MATTERS

         SECTION 9.01. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns relating to Partnership income, gains, losses, deductions and credits, as necessary for federal, state and local income tax purposes, and shall use its best efforts to cause to be mailed to the Limited Partners and Unitholders within 90 days after the close of the taxable year the tax information reasonably required for federal, state and local income tax reporting purposes.

         SECTION 9.02. Tax Elections. (a) The General Partner may, in its sole discretion, make the election under Section 754 of the Code in accordance with applicable regulations thereunder. In the event the General Partner makes such election, the General Partner reserves the right to seek to revoke such election upon its determination that such revocation is in the best interests of the Unitholders and Limited Partners. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any national securities exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.07(b) without regard to the actual price paid by such transferee.

         (b) To the extent permissible under Section 709 of the Code, the Partnership shall elect to deduct expenses incurred in the Reorganization, including the expenses arising from the Alliance Capital Contribution, ratably over a 60-month period as provided in Section 709 of the Code.

         (c) Except as otherwise provided herein, the General Partner shall determine in its sole discretion whether to make any other elections available under the Code or under any state or local tax laws on behalf of the Partnership.

         SECTION 9.03. Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Limited Partner and Unitholder agrees to cooperate with the General Partner and to do or so refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

         SECTION 9.04. Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding and reporting obligations imposed by law, including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.

         SECTION 9.05. Entity-level Deficiency Collections. In the event the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Partner or Unitholder or any former Partner or Unitholder the General Partner shall have the authority, in its sole discretion, and without the approval of any Partner or Unitholder, to amend this Agreement as the General Partner determines to be necessary or appropriate: (i) to provide for the payment of such taxes and otherwise to enable the Partnership to comply with such law; (ii) to withhold an appropriate amount from any Distributions to be made in the future to Unitholders or Partners on whose behalf such taxes were paid, and to treat such amounts as having been distributed to such Partners or Unitholders out of Available Cash Flow; (iii) to authorize the General Partner, on behalf of the Partnership to take all necessary or appropriate action to collect all or any portion of such taxes from the Partners or Unitholders (whether current or former Partners or Unitholders); (iv) to treat such taxes as an expense of the Partnership in computing Available Cash Flow to the extent appropriate to reflect any amounts which cannot be collected (or withheld pursuant to clause
(ii)) from current or former Partners or Unitholders and to treat any collection thereof as an addition to Available Cash Flow; and (v) to reflect such other changes as the General Partner determines are necessary or appropriate to implement the foregoing. If the Partnership is required to pay any such taxes on behalf of the General Partner or any Corporate Affiliate, the General Partner will either pay directly to the appropriate taxing authority or make funds available to the Partnership to pay the General Partner's share of such taxes and will take all necessary or appropriate action to collect from its Corporate Affiliates, or cause such Corporate Affiliate to pay directly to the appropriate taxing authority, such Corporate Affiliate's share of such taxes.


                                  ARTICLE 10
                               POWER OF ATTORNEY

         SECTION 10.01. Power of Attorney. Each Person who accepts Units and each Limited Partner constitutes and appoints each of the General Partner and the Liquidating Trustee severally (and any successor to either thereof by merger, transfer, election or otherwise), and each of the General Partner's and the Liquidating Trustee's authorized officers and attorneys in-fact, with full power of substitution, as his true and lawful agents and attorneys-in-fact, with full power and authority in his name, place and stead to:

         (a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates and other instruments including, at the option of the General Partner or Liquidating Trustee, as the case may be, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to carry out the purposes of this Agreement and to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and under the Delaware Act and in all jurisdictions in which the Partnership may or may wish to conduct business or own property; (ii) all instruments that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement (including a certificate of cancellation); and (iv) all instruments (including, if required by law, this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission, withdrawal or substitution of any Partner, the initial or increased Contribution of any Partner or the determination of the rights, preferences and privileges of any class of Limited Partnership Interests issued pursuant to Section 4.02; and

         (b) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to effectuate the terms or intent of this Agreement; provided, however, that when required by any provision of this Agreement which establishes a percentage of the Limited Partners or Unitholders or Limited Partners or Unitholders of any class or series required to take any action, the General Partner or Liquidating Trustee may exercise the power of attorney made in this Section 10.01(b) only after the necessary vote, consent or approval by the Limited Partners or Unitholders or Limited Partners or Unitholders of such class or series.

         Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 17 or as may be otherwise expressly provided for in this Agreement. Nothing herein contained shall be construed as authorizing any Person acting pursuant to this Article 10 to take any action to increase in any way the legal liability of the Limited Partners and Unitholders beyond the liability expressly set forth in this Agreement.

         The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetence, dissolution, disability, incapacity, bankruptcy or termination of any grantor and the transfer of all or any portion of his Partnership Interest or Units and shall extend to such Person's heirs, successors and assigns. Each Person who accepts Units or Limited Partnership Interests is deemed to consent to be bound by any representations made by the General Partner or the Liquidating Trustee, acting in good faith pursuant to such power of attorney. Each Person who accepts Units or Limited Partnership Interests is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner or the Liquidating Trustee, taken in good faith under such power of attorney. Each Limited Partner and Unitholder shall execute and deliver to the General Partner or the Liquidating Trustee, within 15 days after receipt of the General Partner's or the Liquidating Trustee's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidating Trustee deems necessary to effectuate this Agreement and the purposes of the Partnership.


                                  ARTICLE 11
   ISSUANCE OF CERTIFICATES AND UNIT CERTIFICATES; ASSIGNOR LIMITED PARTNER

         SECTION 11.01. Issuance of Certificates and Unit Certificates. Upon the issuance of Limited Partnership Interests to Limited Partners and Units to Unitholders, the General Partner shall cause the Partnership to issue one or more Certificates and Unit Certificates in the names of such Limited Partners and Unitholders, respectively. Each such Certificate or Unit Certificate shall be denominated in terms of the number and type of Limited Partnership Interests or Units evidenced by such Certificate or Unit Certificate. Upon the transfer of a Limited Partnership Interest or Unit in accordance with the terms of this Agreement, the General Partner shall cause the Partnership to issue replacement Certificates or Unit Certificates, as the case may be, in accordance with such procedures as the General Partner, in its sole discretion, may establish.

The General Partner may also cause the Partnership to issue certificates evidencing General Partnership Interests, in such form as the General Partner may approve in its sole discretion.

         SECTION 11.02. Assignment of Assignor Limited Partner's Limited Partnership Interests. (a) The Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Unitholders, to the maximum extent permitted by law, all of the Assignor Limited Partner's rights and interests in and to the Limited Partnership Interests issued to the Assignor Limited Partner under this Agreement. In accordance with the transfer and assignment described in this Section 11.02(a), and subject to the provisions and procedures set forth herein, it is the intention of the parties hereto that Unitholders shall have the same rights and obligations that Limited Partners have under this Agreement and under the Delaware Act, except as provided in Section 7.04(b). The rights and interests so transferred and assigned shall include without limitation the following:

                  (i) All rights to receive Distributions and allocations in respect of the Limited Partnership Interests;

                 (ii) All rights to receive any proceeds of liquidation of the Partnership;

                (iii) All rights to inspect books and records and to receive reports as provided in this Agreement;

                 (iv) The right to instruct the Assignor Limited Partner with respect to the giving of consent with respect to, or the voting of, the Limited Partnership Interests and the right to call meetings and propose amendments to this Agreement;

                  (v) The right to bring derivative actions pursuant to Sections 17-1001, et seq. of the Delaware Act, and all rights to maintain actions under Sections 17- 205, 17-802 and 17-803 of the Delaware Act (and, in the event any such action must be brought in the name of the Assignor Limited Partner, the Assignor Limited Partner agrees to cooperate, at the expense of the concerned Unitholders, in all respects with the maintenance of such action); and

                 (vi) All rights attendant to the Limited Partnership Interests which Limited Partners have, or may have in the future, to the extent they may be assigned under this Agreement and under the Delaware Act.

         (b) The General Partner, the Assignor Limited Partner, the Limited Partners and the Unitholders irrevocably consent to the foregoing transfer and assignment by the Assignor Limited Partner to the Unitholders of the Assignor Limited Partner's rights and interests in the Limited Partnership Interests as described above, and acknowledge that (i) each such transfer and assignment is effective and (ii) the Unitholders are intended to be and shall be treated as




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



assignees of all rights and privileges of the Assignor Limited Partner in respect of the Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with such transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Limited Partnership Interests may be exercised by the Unitholders. The General Partner shall fulfill the same duties and obligations to Unitholders as are owed to Limited Partners under this Agreement and applicable law.

         (c) The Assignor Limited Partner shall not be liable to any Unitholder for any action or failure to take action by it in reliance upon advice, written notice, request or direction from a Unitholder believed by it to be genuine and to have been signed or presented by the proper Person(s).

         (d) Notwithstanding the assignment of Limited Partnership Interests referred to in this Section 11.02 but subject to the right of a Unitholder to become a Limited Partner in accordance with Section 12.04(b), the Assignor Limited Partner shall retain legal title to such assigned Limited Partnership Interests and shall be and remain a Limited Partner of the Partnership.

         (e) All Distributions to be made pursuant to Article 5 and 15 with respect to Limited Partnership Interests held by the Assignor Limited Partner or with respect to Units, and all reports and communications to be distributed with respect to such Limited Partnership Interests or such Units, shall be made or distributed directly to the Unitholders of record entitled to receive such Distributions, reports and communications and not to the Assignor Limited Partner. Delivery of a Distribution, report or other communication to the Assignor Limited Partner shall not relieve the Partnership or the General Partner from responsibility and liability for delivery of such Distribution, report or other communication to the Unitholder of record entitled to receive such Distribution, report or communication.

         SECTION 11.03. Lost, Stolen, Mutilated or Destroyed Certificates or Unit Certificates. (a) The Partnership shall issue a new Certificate or Unit Certificate in place of any Certificate or Unit Certificate previously issued if the registered owner of the Certificate or Unit Certificate:

                  (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate or Unit Certificate has been lost, destroyed or stolen;

                 (ii) requests the issuance of a new Certificate or Unit Certificate before the Partnership has notice that the Certificate or Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open penalty, as the General Partner may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate or Unit Certificate; and

                 (iv) satisfies any other reasonable requirements imposed by the General Partner.

When a Certificate or Unit Certificate has been lost, destroyed or stolen, and the owner fails to notify the Partnership within a reasonable time after he has notice of it, and a transfer of the Units or Limited Partnership Interests represented by the Certificate or Unit Certificate is registered before the Partnership receives such notification, the owner shall be precluded from making any claim against the Partnership or any Transfer Agent for such transfer or for a new Certificate or Unit Certificate.

         (b) If any mutilated Certificate or Unit Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute and deliver in exchange therefor a new Certificate or Unit Certificate evidencing the same number of Limited Partnership Interests or Units as did the Certificate or Unit Certificate so surrendered.

         (c) As a condition to the issuance of any new Certificate or Unit Certificate under this Section 11.03, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

         SECTION 11.04. Record Holder. The Partnership shall be entitled to treat each Record Holder as the Limited Partner or Unitholder in fact of any Limited Partnership Interests or Units, as the case may be, and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to such Limited Partnership Interests or Units on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any stock exchange on which the Limited Partnership Interests or Units are listed for trading.

         SECTION 11.05. Representations, Warranties and Covenants of the Assignor Limited Partner. (a) The Assignor Limited Partner represents and warrants to, and covenants with and for the benefit of, each Unitholder who is at any time a Unitholder hereunder that:

                  (i) it is duly organized and validly existing in good standing as a corporation under the laws of the state of its incorporation with full power and authority to act as the Assignor Limited Partner and to enter into this Agreement and to perform its obligations hereunder;

                 (ii) this Agreement has been duly and validly authorized by it and, assuming due authorization by the other parties hereto, is a valid and binding agreement of it enforceable in accordance with its terms;




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                (iii) it will not at any time give any consent with respect to or vote any Limited Partnership Interests with respect to which it is the Assignor Limited Partner except in accordance with directions to it pursuant to Section 17.04 or Section 17.12. It will give any consent with respect to or vote all of those Limited Partnership Interests for which it has received a direction pursuant to Article
         17 in accordance with such direction and it will refrain from consenting with respect to or voting any such Limited Partnership Interest for which it does not hold any such direction; and

                 (iv) it will not at any time withdraw as Assignor Limited Partner without the consent of the General Partner which consent shall not be granted until such a time as a successor Assignor Limited Partner has been admitted in its place.

         (b) Upon the occurrence of any default in any representation, warranty or covenant of the Assignor Limited Partner set forth above, the bankruptcy (as defined in Section 15.01) of the Assignor Limited Partner or the failure of the Assignor Limited Partner to perform any other obligation under this Agreement in accordance with the terms hereof, the General Partner may remove the Assignor Limited Partner and substitute in its place such other Person as it determines in its sole discretion. Thereafter the Assignor Limited Partner so removed shall have no right of any nature whatsoever in or with respect to such Limited Partnership Interests. If the Assignor Limited Partner withdraws as the Assignor Limited Partner, whether or not such withdrawal constitutes a breach of any portion of this Agreement, the General Partner shall substitute in its place as Assignor Limited Partner such Person as it determines in its sole discretion. Upon any such removal of the Assignor Limited Partner (or the replacement of the Assignor Limited Partner pursuant to the preceding sentence) as the Assignor Limited Partner, the Person so selected by the General Partner shall succeed to the legal title to the Limited Partnership Interests previously held by the Assignor Limited Partner so removed or replaced, without any requirement for any action by or on behalf of the Assignor Limited Partner so removed or replaced, and thereafter such Person shall have all of the rights and obligations of the Assignor Limited Partner under this Agreement with respect to such Limited Partnership Interests.


                                  ARTICLE 12
                  TRANSFER OF PARTNERSHIP INTERESTS AND UNITS

         SECTION 12.01. Transfer. (a) The term "transfer," when used in this Article with respect to a Partnership Interest or Unit, shall be deemed to refer to a transaction by which the holder of a Unit or Partnership Interest assigns such Unit or Partnership Interest evidenced thereby to another Person, and includes a sale, assignment, gift, pledge, hypothecation, mortgage, exchange or any other disposition, whether by merger, consolidation or otherwise.




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



         (b) Except as provided in Section 2.05, no Partnership Interest or Unit shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Article 12. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this
Article 12 or Section 2.05 shall be null and void.

         SECTION 12.02. Transfer of General Partnership Interests of the General Partner. (a) The General Partner may sell or otherwise transfer its General Partnership Interest to any Person that is or in connection with the sale or transfer becomes a General Partner, without any approval of the Unitholders or Partners and without obtaining an Assignment Determination. Any Person acquiring a General Partnership Interest as permitted by this Section
12.02 shall be entitled to be admitted as a general partner. The General Partner may effect sales or transfers as provided by this Section without regard to the consequences thereof to the Partnership, other Partners, Unitholders or any other Persons. The General Partner may not sell or otherwise transfer its General Partnership Interest except as provided in this
Section 12.02.

         (b) No provision of this Agreement shall be construed to prevent (and all Unitholders and Limited Partners hereby expressly consent to) any sale, transfer, exchange or other disposition of any or all of the General Partnership Interest in connection with the withdrawal of the General Partner pursuant to Article 14.

         (c) The General Partner may at any time transfer (in addition to the transfers permitted by Section 12.02(a)) one-tenth of its General Partnership Interest to any Corporate Affiliate of the General Partner that (x) in connection with the transfer becomes a General Partner (the "Other General Partner") and (y) immediately after giving effect to such transfer, has assets net of liabilities (excluding its interest in the Partnership and any accounts and notes receivable from or payable by it to the Partnership) with a fair market value of not less than 10% of the aggregate amount of Contributions made to the Partnership through the date of the transfer, if the Partnership receives an Assignment Determination and a Tax Determination with respect thereto. In connection with any such transfer, (i) the Other General Partner shall be admitted as a General Partner, (ii) the transferor General Partner shall remain a General Partner and shall not be relieved of any of its obligations under this Agreement, (iii) the transferor General Partner shall be the sole managing General Partner, with the exclusive power to manage the business and affairs of the Partnership and the Other General Partner shall not participate in, and shall have no responsibility for, the management of the business and affairs of the Partnership and shall not be entitled to exercise any of the powers with respect thereto granted to the General Partner, (iv) the Other General Partner shall assume, jointly and severally with the transferor General Partner, all of the obligations of the General Partner under this Agreement (excluding the obligations in Section 4.01, but including, and not limited to, Section 12.02(a)), subject to clause (ii) of this sentence and (v) the transferor General Partner shall be entitled to make such amendments to this agreement as may be necessary to reflect or in connection with the foregoing and to provide for the allocation of a portion of the transferor General Partner's capital account to the Other General Partner.


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


         SECTION 12.03. Transfer of Limited Partnership Interests. Transfers of Limited Partnership Interests shall not be permitted except upon death, by operation of law or with the written consent of the General Partner, which consent may be granted or withheld in the General Partner's sole discretion and shall be subject to the provisions of Section 13.01.

         SECTION 12.04. Transfer of Units. (a) The Partnership shall not recognize a holder of Units or interests therein unless the transferee has become a Record Holder. A transferee of a Unit shall be deemed to have (i) agreed to comply with and be bound by this Agreement, (ii) granted the powers of attorney provided for in this Agreement as set forth herein, and (iii) made the waivers and given the approvals contained in this Agreement.

         (b) Any Unitholder may exchange any or all of his Units for corresponding Limited Partnership Interests by (i) delivering to the General Partner and the Assignor Limited Partner such documents as may be reasonably required by the General Partner and the Assignor Limited Partner and (ii) paying such reasonable fees and expenses as may be required with respect thereto by the General Partner; provided, however, that the holder of any such Limited Partnership Interest received in exchange for a Unit shall not be admitted to the Partnership as a Limited Partner unless and until the General Partner shall have consented to such admission, which consent may be withheld in the sole discretion of the General Partner. If the General Partner does not so consent, the Person requesting such exchange shall remain a Unitholder. If the General Partner does so consent to the admission of a Unitholder as a Limited Partner, no consent of any Limited Partner or Unitholder shall be required to effect such admission. Any holder (other than the Assignor Limited Partner) of Limited Partnership Interests may exchange any or all of such Limited Partnership Interests for corresponding Units by (A) delivering to the General Partner and the Assignor Limited Partner such documents as may be reasonably required by the General Partner and the Assignor Limited Partner and (B) paying such reasonable fees and expenses as may be required with respect thereto by the General Partner. Conversions of Units into Limited Partnership Interests, and conversions of Limited Partnership Interests into Units, if consented to by the General Partner, shall be accomplished at such times as the General Partner shall determine, but not less frequently than semi-annually.

         SECTION 12.05. Restrictions on Transfer. Notwithstanding the other provisions of this Article 12, no transfer of any Unit or Limited Partnership Interest shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer; (b) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act; or (c) would violate any then applicable rules, regulations and requirements of any securities exchange or automatic quotation system on or pursuant to which Units may be traded.


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                                  ARTICLE 13
                             ADMISSION OF PARTNERS

         SECTION 13.01. Admission of Substituted Limited Partners. (a) If a Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent possessed to assign all or any part of his Limited Partnership Interests and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The withdrawal, death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

         (b) The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partnership Interests of a Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument making such assignment, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and in all other respects is satisfactory in form and substance to the General Partner.

         (c) Any Limited Partner (other than the Assignor Limited Partner) who shall assign all his Limited Partnership Interests shall cease to be a Limited Partner of the Partnership.

         (d) An assignee of Limited Partnership Interests (other than a Unitholder) becomes a Substituted Limited Partner only if all of the following conditions are first satisfied:

                  (i) the instrument of assignment sets forth the intention of the assignor that the assignee succeed to the assignor's Limited Partnership Interests as a Substituted Limited Partner in his place;

                 (ii) the assignee shall have fulfilled the requirements of
         Section 13.01(b);

                (iii) the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner; and

                 (iv) the General Partner consents to such substitution which consent may be granted or withheld in its sole discretion.

         (e) An assignee of Limited Partnership Interests (other than a Unitholder) who does not become a Substituted Limited Partner and who desires to make a further assignment of his




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



Limited Partnership Interests shall be subject to all the provisions hereof to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Limited Partnership Interests.

         SECTION 13.02. Admission of Additional and Successor General Partner. An additional or successor general partner approved pursuant to Section 12.02,
14.01 or 15.01(b) shall be admitted to the Partnership as a General Partner (in the place of or in addition to, as the case may be, the General Partner), effective as of the date that an amendment to the Certificate of Limited Partnership, adding its name and other required information, is filed pursuant to Section 6.01(c) (which, in the event the successor or transferee General Partner is in the place in whole of the withdrawing, removed or transferor General Partner, shall be contemporaneous with the withdrawal of such withdrawing, removed or transferor General Partner without dissolution of the Partnership), and upon receipt by the withdrawing, removed or transferor General Partner of all of the following:

         (a) acceptance in form and substance satisfactory to such General Partner of all of the terms and provisions of this Agreement;

         (b) written agreement of the proposed General Partner to continue the business of the Partnership; and

         (c) such other documents or instruments as may be required in order to effect its admission as a General Partner under this Agreement and applicable law.

Each Limited Partner and Unitholder is deemed to approve of the admission of a successor General Partner selected pursuant to the terms of this Agreement and no further approval of Partners or Unitholders shall be required to effect such admission. Any such successor or additional General Partner shall carry on the business of the Partnership. No Person shall be admitted as a general partner of the Partnership except as contemplated by Section 12.02, 14.01 or 15.01(b) or as otherwise expressly authorized by this Agreement.


                                  ARTICLE 14
                       WITHDRAWAL OR REMOVAL OF PARTNERS

         SECTION 14.01. Withdrawal or Removal of the General Partner. (a) The General Partner covenants and agrees that except in connection with a transfer of its General Partnership Interest in accordance with Section 12.02, it will not voluntarily withdraw as the General Partner unless (i) the Partnership receives a Limited Liability Determination, a Tax Determination and an Assignment Determination; (ii) such withdrawal receives Majority Outside Approval; and (iii) the General Partner or one of its Affiliates is not the general partner of Alliance Capital or simultaneously withdraws as the general partner of Alliance Capital in accordance with the terms of the Alliance Capital Partnership Agreement. If the General Partner gives a notice of its intent to withdraw, it shall call and conduct a meeting of the Unitholders and Limited Partners to obtain the requisite Majority Outside Approval and to consider and approve a successor General Partner. If the proposed withdrawal of the General Partner will result in the dissolution of the Partnership, such meeting shall be held no sooner than 180 days after the date of notice and any Unitholder or Limited Partner (other than the Assignor Limited Partner) may, by notice to the General Partner at least 120 days prior to the date of the meeting, propose a successor general partner. Such proposed successor general partner shall only be included on the ballot if it has complied with all legal requirements necessary for such inclusion. If the requisite Majority Outside Approval is obtained, but no successor general partner is approved on the first ballot of such meeting, a second ballot shall be held as soon as practicable thereafter in order to consider the approval of the candidate that received the most votes on the first ballot. If such candidate is not approved on the second ballot, the Partnership shall be dissolved and liquidated pursuant to Article 15 and the General Partner shall serve as Liquidating Trustee. If a successor general partner is elected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business and operations of the Partnership without dissolution.

         (b) Except as provided below, the General Partner may be removed upon the affirmative vote of (i) Limited Partners holding 80% or more of the issued and outstanding Limited Partnership Interests if such removal is not for cause, or (ii) Limited Partners holding 50% or more of the issued and outstanding Limited Partnership Interests if such removal is for cause. As used in this Article 14, "cause" means that a court of competent jurisdiction has entered a final, non-appealable judgment in an action in which the General Partner is a party, finding that any action or failure to act on the part of the General Partner involved an act or omission undertaken with deliberate intent to cause injury to the Partnership, constituted actual fraud or actual bad faith on the part of the General Partner or was undertaken with reckless disregard for the best interests of the Partnership. The right to remove the General Partner shall not exist or be exercised unless (i) the General Partner or one of its Affiliates is not the general partner of Alliance Capital or is simultaneously removed as the general partner of Alliance Capital in accordance with the terms of the Alliance Capital Partnership Agreement, (ii) such action for removal also provides for the election of a new general partner and (iii) the Partnership receives a Limited Liability Determination, a Tax Determination and an Assignment Determination; any Opinions of Outside Counsel delivered in connection with such determinations shall be opinions of counsel selected by the successor general partner. Such removal shall be effective immediately subsequent to the admission of the successor General Partner pursuant to Article 13.

         SECTION 14.02. Interest of Departing Partner and Successor. (a) Upon the withdrawal or removal of the General Partner, the Departing Partner may, at its option exercisable prior to the effective date of the departure of such Departing Partner, transfer and sell to its successor as General Partner all of the General Partnership Interests held or owned by the Departing Partner, and the successor General Partner shall purchase such General Partnership Interests, for an amount in cash equal to the fair market value of such General Partnership Interest, the amount to be determined and payable as of the effective date of its departure. For purposes of this Section 14.02, the fair market value of the Departing Partner's General Partnership Interest shall be


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



determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be binding and conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then each of the Departing Partner and its successor shall designate an independent investment banking firm or other independent expert and the independent investment banking firm or other independent expert selected by each of the Departing Partner and its successor shall in turn designate a single independent investment banking firm or other independent expert; each such firm or expert shall determine the fair market value of the Departing Partner's General Partnership Interest and the determination of the firm or expert that is neither the highest nor the lowest shall control. In making its determination, the independent investment banking firm or other independent expert shall consider the Unit Price, the value of the Partnership Assets, the rights and obligations of the General Partner and other factors it may deem relevant.

         (b) If the Departing Partner's General Partnership Interest is not acquired pursuant to Section 14.02(a), the Departing Partner shall become a Limited Partner, and its General Partnership Interest shall be converted into Units pursuant to a valuation made by the investment banking firm or other independent expert selected pursuant to Section 14.02(a) without any reduction in such Partnership Interest (subject to proportionate dilution by reason of the admission of its successor).

         This Agreement shall be amended to reflect any event described in this Article 14, and any successor General Partner covenants so to amend this Agreement and the Certificate.

         (c) If the Departing Partner's General Partnership Interest is not acquired pursuant to Section 14.02(a), the successor to such Departing Partner shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution, shall be equal to the Market Value of not less than 1,000 Units. In such event, such successor shall be entitled to Partnership allocations and Distributions in accordance with its Percentage Interest.

         (d) If the Partnership is indebted to the Departing Partner at the effective date of its departure for funds advanced, properties sold or services rendered to the Partnership by the Departing Partner, the Partnership shall, within 60 days after the effective date of such departure, pay to the Departing Partner the full amount of such indebtedness. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner as the General Partner of the Partnership, and the Partnership and such successor shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner and any of its Affiliates of any obligations of the Partnership. If for whatever reason the creditors of the Partnership will not consent to such termination of guarantees, the successor to the Departing


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



Partner shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees pursuant to an agreement reasonably satisfactory in form and substance to the Departing Partner.

         SECTION 14.03. Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that upon a transfer of a transferor Limited Partner's Limited Partnership Interests in accordance with Article 12 and the transferee's becoming a Limited Partner, the transferor Limited Partner shall cease to be a Limited Partner with respect to the Limited Partnership Interests so transferred, but until such transferee becomes a Limited Partner, the transferor shall continue to be a Limited Partner. No Limited Partner shall be entitled to any Distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles 5 and 15.


                                  ARTICLE 15
                          DISSOLUTION AND LIQUIDATION

         SECTION 15.01. Dissolution. (a) The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of substituted or additional general partners in accordance with the terms of this Agreement. Except as provided in
Section 15.01(b), the Partnership shall be dissolved and its affairs shall be wound up upon:

                  (i) the withdrawal or removal of the General Partner or the occurrence of any other event that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 12.02 or a withdrawal or removal occurring upon or after approval by the Limited Partners of a successor pursuant to Section 14.01);

                 (ii) the filing of a certificate of dissolution or the revocation of the certificate of incorporation of the General Partner;

                (iii) a written determination by the General Partner (which the General Partner shall have no obligation or duty to make) that projected future revenues over the next five years of the Partnership are insufficient to enable payment of the projected Partnership costs and expenses for such period;

                 (iv) an election to dissolve the Partnership by the General Partner which receives Majority Outside Approval;

                  (v) the bankruptcy of the General Partner;

                 (vi) upon the written election of the General Partner to dissolve the Partnership pursuant to an election of the General Partner under clause (y) of the first sentence of Section 2.05;

                (vii) the sale of all or substantially all of the Partnership Assets approved in accordance with Section 6.13(a)(i); or

               (viii) any other event requiring dissolution under the Delaware Act.

         For purposes of this Section 15.01, bankruptcy of the General Partner shall be deemed to have occurred when (A) it commences a voluntary proceeding, or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (B) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect, (C) it executes and delivers a general assignment for the benefit of its creditors, (D) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (A) above, (E) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (F) (1) any proceeding of the nature described in clause (A) above has not been dismissed 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (E) above has not been vacated or stayed within 90 days of such appointment, or (3) such appointment is not vacated within 90 days after the expiration of any such stay.

         (b) Upon an event described in Section 15.01(a)(i), 15.01(a)(ii), 15.01(a)(v) or 15.01(a)(viii), the Partnership shall not be dissolved if, within 90 days after the event described in any of such Sections, all remaining Partners and Unitholders unanimously agree to continue the business of the Partnership and to the selection, effective as of the date of such event, of a successor General Partner. In such event, the Partnership shall continue until dissolved in accordance with this Article 15, and the General Partnership Interest of the former General Partner shall be subject to disposition in the manner provided in Section 14.02(a).

         SECTION 15.02. Liquidation. Upon dissolution of the Partnership, the General Partner, or, in the event the General Partner has been dissolved or removed or has withdrawn from the Partnership, or the Partnership has been dissolved pursuant to Section 15.01(a)(i), 15.01(a)(ii) or 15.01(a)(v), a liquidator or liquidating committee approved by a Majority Approval shall be the Liquidating Trustee. The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Approval. The Liquidating Trustee shall agree not to resign at any time without 30 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Approval. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 60 days thereafter be approved by a Majority Approval. If a Liquidating Trustee is not selected and qualified within the time periods set forth in this Section 15.02, any Limited Partner or Unitholder may apply to any court of competent jurisdiction for the winding up of the Partnership and, if appropriate, the appointment of a Liquidating Trustee. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions thereof, and every reference herein to the Liquidating Trustee shall be deemed to refer also to any such successor or substitute liquidator appointed in the manner herein provided. Except as expressly provided in this Article 15, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), regardless of whether the Liquidating Trustee is the General Partner, to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidating Trustee shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) the payment to creditors of the Partnership, including Partners, in order of priority provided by law, and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidating Trustee in its sole judgment to be appropriate for such purposes;

                  (b) to the Partners (other than the Assignor Limited Partner) and Unitholders with positive balances in their Capital Accounts (after crediting or charging thereto the appropriate portion of Net Income and Net Loss in accordance with Article 5 and after giving effect to all amounts distributed or to be distributed to such Partners and Unitholders with respect to all calendar quarters of the Partnership prior to the quarter in which the liquidation of the Partnership occurs) an amount equal to the sum of all such positive balances, such Distribution to be made in proportion to the positive amounts in such Capital Accounts; and

                  (c) to the Partners (other than the Assignor Limited Partner) and Unitholders in accordance with their Percentage Interests.

         SECTION 15.03. Distribution in Kind. (a) Notwithstanding the provisions of Section 15.02 which require the liquidation of the Partnership Assets, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners or is otherwise undesirable, the Liquidating Trustee may, in its absolute discretion, defer for a reasonable time the liquidation of any Partnership Assets except



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



those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common, undivided interests in such Partnership Assets as the Liquidating Trustee deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such Partnership Assets at such time. In lieu of distributing any Partnership Asset (other than cash) in kind among the Partners and Unitholders, the Liquidating Trustee, in its sole discretion, may determine to distribute Partnership Assets (other than cash) to certain Partners or Unitholders and solely cash to other Partners or Unitholders. The Liquidating Trustee shall determine the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as it may adopt; if the General Partner is the Liquidating Trustee, such fair market value shall be determined by an Appraiser.

         (b) Notwithstanding the provisions of Section 15.02 or Section 15.03(a), but subject to the order of priorities set forth in Section 15.02, if equity interests are to be distributed to Partners and Unitholders in connection with a dissolution of the Partnership pursuant to an election of the General Partner under clause (y) of Section 2.05, then distributions in kind of the equity interests shall be made pursuant to such election and the provisions of Section 2.05 (and, without limitation, the requirements of Section 15.03(a) relating to distributions of undivided interests to Partners as tenants in common shall not be applicable to any such distributions).

         SECTION 15.04. Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership Assets as provided in Sections 15.02 and 15.03, the Partnership shall be terminated, and the Liquidating Trustee (or the General Partner or Limited Partners) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

         SECTION 15.05. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 15.02 and
15.03 in order to minimize any losses otherwise attendant upon such winding up.

         SECTION 15.06. Return of Contributions. The General Partner shall not be liable for the return of any contributions of the Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership Assets.

         SECTION 15.07. No Obligation to Restore Deficit. None of the Partners or Unitholders shall be obligated to contribute cash to the Partnership in order to eliminate the negative balance, if any, in its Capital Account.




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



         SECTION 15.08. Waiver of Partition. Each Partner, by requesting and being granted admission to the Partnership, is deemed to waive until termination of the Partnership any and all rights that he may have to maintain an action for partition of the Partnership's Assets.


                                  ARTICLE 16
                            RIGHT TO PURCHASE UNITS

         SECTION 16.01. Right to Purchase Units. (a) Notwithstanding any other provision of this Agreement, if at any time less than 10% of the issued and outstanding Alliance Capital LP Units are held, directly or indirectly, by Persons other than the General Partner, its Affiliates and officers and employees of the General Partner, the Partnership or Alliance Capital or Persons controlled by the Partnership or Alliance Capital (hereinafter referred to as "Affiliated Holders") (including, for purposes of determining the Alliance Capital LP Units held by Persons other than Affiliated Holders, the number of Alliance Capital LP Units held by the Partnership multiplied by a fraction, the numerator of which is the number of issued and outstanding Units and Partnership Interests held by Persons other than Affiliated Holders and the denominator of which is the number of issued and outstanding Units and Partnership Interests), the General Partner shall then have the right, which right it may assign and transfer to the Partnership, Alliance Capital or any of the General Partner's Affiliates, exercisable in its sole discretion at any time, to purchase all, but not less than all, of any such Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at a price per Unit equal to the Purchase Price. The right to purchase Units pursuant to this Section 16.01 shall not be exercisable unless the General Partner, the Partnership, Alliance Capital or any of the General Partner's Affiliates simultaneously purchases all, but not less than all, of the Alliance Capital LP Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at a price per Alliance Capital LP Unit equal to the Purchase Price. For purposes of this Section 16.01, a Unit or Alliance Capital LP Unit held for the benefit of an employee, or by or for the benefit of a member of the family of an employee, shall be treated as if owned by that employee and the term "Unit" includes Limited Partnership Interests (other than those held by the Assignor Limited Partner).

         (b) In the event the General Partner, any Affiliate of the General Partner, the Partnership or Alliance Capital elects to exercise such right to purchase Units pursuant to this Article 16, the General Partner, its Affiliate, the Partnership or Alliance Capital, as the case may be, shall deliver to the Transfer Agent written notice of such election to purchase (hereinafter in this Article 16 called the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Unitholders holding such Units at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published at least twice in at least one daily newspaper of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Units to be purchased, the Purchase Date and the Purchase Price, and state that the General Partner, its Affiliate, the Partnership or Alliance Capital, as the case may be, elects to purchase such Units, upon surrender thereof in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Unitholder of such Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate, the Partnership or Alliance Capital, as the case may be, shall deposit with the Transfer Agent cash in an amount equal to the Purchase Funds. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the Purchase Funds shall have been deposited with the Transfer Agent in trust for the benefit of the owners of Units subject to purchase as provided in this Article 16, then from and after the Purchase Date, notwithstanding that any Unit Certificates shall not have been surrendered for purchase, all rights of the owners of such Units (including, but not limited to, any rights pursuant to Articles 4, 5 and 15) shall thereupon cease, except the right to receive the Purchase Price therefor, without interest, upon surrender to the Transfer Agent of the Unit Certificates, and such Units shall thereupon be deemed to have been transferred to the General Partner, its Affiliate, the Partnership or Alliance Capital, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, the Partnership or Alliance Capital, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, but not limited to, all rights as owner of such Units pursuant to Articles 4, 5 and 15).

         (c) At any time during one year after the Purchase Date, a holder of an issued and outstanding Unit subject to purchase as provided in this Article 16 may surrender his Unit Certificate to the General Partner in exchange for payment of the Purchase Price therefor, without interest thereon. If such holder does not surrender such Unit Certificate within such one year period, the Purchase Funds deposited with the Transfer Agent in trust for such holder shall revert to, and shall be returned to, the General Partner, its Affiliate, the Partnership or Alliance Capital, as the case may be, and thereafter such holder may look only to the Person to which such funds were returned for payment.


                                  ARTICLE 17
           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

         SECTION 17.01. Amendments to be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's power of attorney) without the approval at the time of any Partner, Unitholder or other Person (each Person who accepts Units being deemed to approve of any such amendment) may amend any provision of this Agreement or the Certificate of Limited Partnership, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

         (b) the admission, substitution or withdrawal of Partners in accordance with this Agreement;

         (c) a change that the General Partner in its sole discretion determines is necessary or advisable to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners and Unitholders have limited liability under the laws of any state;

         (d) a change that the General Partner in its sole discretion determines (i) does not adversely affect the Unitholders in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, (iii) is necessary or desirable to facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Unitholders or (iv) is required to effect the intent of the provisions of this Agreement or otherwise contemplated by this Agreement;

         (e) an amendment that the General Partner in its sole discretion determines is necessary or desirable in connection with the issuance of any class or series of Units, Partnership Interests or other securities, and the establishment of the rights and preferences of such class or series of Units, Partnership Interests or other securities, pursuant to Section 4.02, including, but not limited to, Section 4.02(e);

         (f) an amendment that the General Partner in its sole discretion determines is necessary or desirable in connection with any action taken pursuant to Section 2.05;

         (g) an amendment that the General Partner in its sole discretion determines is necessary or desirable to conform the provisions of this Agreement to the provisions of the Alliance Capital Partnership Agreement;

         (h) an amendment that the General Partner in its sole discretion determines is necessary or desirable to cure any ambiguity in this Agreement or to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement; or

         (i)      an amendment pursuant to Section 9.05.

         SECTION 17.02. Amendment Procedures. No amendment may be made to this Agreement unless it has been proposed by the General Partner. Except as provided in Sections 17.01 and 17.03, all amendments to this Agreement shall be made in accordance with the following requirements:




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



         (a) Any amendment to this Agreement may be proposed by the General Partner by submitting the text of the amendment to all Limited Partners and Unitholders in writing.

         (b) If an amendment is proposed pursuant to Section 17.02(a) above, the General Partner shall call a meeting of the Unitholders to consider and vote on the proposed amendment unless, in the Opinion of Counsel, such proposed amendment would be illegal under Delaware law if approved. Subject to
Section 17.03, a proposed amendment shall be effective upon approval by the General Partner and Majority Approval unless otherwise required by law. The General Partner shall notify all Unitholders upon final approval or disapproval of any proposed amendment.

         SECTION 17.03. Special Amendment Requirements. Notwithstanding the provisions of Sections 17.01 and 17.02,

         (a) If any amendment to this Agreement would by its terms adversely alter the rights and preferences of any class or series with respect to distributions or otherwise materially and adversely alter the rights and preferences of any class or series, other than as contemplated by Section 2.05, 4.02 or 9.05, such amendment shall become effective only upon (i) Majority Outside Approval (in addition to approval of the General Partner), if such class consists of the Limited Partnership Interests and Units as constituted on the date of this Agreement (or Limited Partnership Interests or Units subsequently issued with identical rights and preferences), or (ii) in the case of any other class or series, approval of the holders of a majority of the outstanding interests of such class or series. No amendment to this Agreement with respect to which the Partnership does not receive an Assignment Determination, Liability Determination and Tax Determination shall become effective without Majority Outside Approval (in addition to approval of the General Partner), unless such amendment is pursuant to Section 17.01(f) or is in connection with the transfer of the General Partnership Interest or the admission, substitution or withdrawal of a general partner in accordance with this Agreement.

         (b) No provision of this Agreement which establishes a percentage of the Partners (or a class or series thereof) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of changing such percentage, unless such amendment is approved by a written approval or an affirmative vote of Partners (or a class or series thereof) constituting not less than the number required by the voting requirement sought to be reduced (in addition to approval of the General Partner).

         (c) No amendment of Sections 6.01(a)(ii), 6.01(a)(xviii), 8.03, 14.01, 17.04(b), 17.04(e), 17.05 or this Section 17.03(c) shall become effective without Alliance Capital Majority Outside Approval (in addition to approval of the General Partner).

         SECTION 17.04. Meetings. (a) Meetings of the Limited Partners and Unitholders for any purpose with respect to which the Limited Partners are entitled to vote may be called by the General Partner at any time (there being no obligation to hold annual or other periodic meetings of the Limited Partners and Unitholders) and shall be called by the General Partner within ten days after receipt of a written request for such a meeting signed by Limited Partners (other than the Assignor Limited Partner) and Unitholders, considered together as a class, which hold 50% or more in interest of the issued and outstanding Limited Partnership Interests and Units. Any such request shall state the purpose of the proposed meeting and the matters to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner or, if the meeting is called upon the request of Limited Partners and Unitholders, as designated by such Limited Partners and Unitholders. In addition, the General Partner may, but shall not be obligated to, submit any matter upon which the Unitholders (through instructions to the Assignor Limited Partner directing the actions of the Assignor Limited Partner with respect to the Limited Partnership Interests underlying such Unitholders' Units) and Limited Partners are entitled to act to the Limited Partners and Unitholders for a vote by written consent without a meeting pursuant to
Section 17.12.

         (b) Meetings of the Partners and Unitholders shall also be called promptly by the General Partner to consider and vote upon any matter to be submitted to a vote of the holders of Alliance Capital LP Units at any meeting of such holders or any matter upon which such holders propose or purport to take action by written consent without a meeting (a "Pass-through Matter"). Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner.

         The Alliance Capital LP Units held by the Partnership shall be voted for or voted against the Pass-through Matter or withheld from voting or not voted by the Partnership (in its capacity as a limited partner of Alliance Capital) in the same proportions as the Partnership Interests and Units held by Partners and Unitholders are voted, not voted or withheld from voting; provided, however, that votes and abstentions of employees of the Partnership, Alliance Capital, any Person controlled by the Partnership or Alliance Capital, or the General Partner who will be employed by or have any direct or indirect equity interest in any Person acquiring assets of Alliance Capital shall not be considered if the Pass-through Matter relates to any transaction described in Section 6.12 of the Alliance Capital Partnership Agreement, in which event the number of Alliance Capital LP Units voted by the Partnership shall be reduced proportionately.

         With respect to Pass-through Matters that require Alliance Capital Majority Outside Approval pursuant to the Alliance Capital Partnership Agreement, the Alliance Capital LP Units held by the Partnership shall be voted for or voted against the Pass-through Matter or withheld from voting or not voted by the Partnership (in its capacity as a limited partner of Alliance Capital) in the same proportions as the Partnership Interests and Units held by Partners and Unitholders (other than the General Partner and its Corporate Affiliates) are voted, not voted or withheld from voting; provided, however, that votes and abstentions of employees of the Partnership, Alliance Capital, any Person controlled by the Partnership or Alliance Capital, or the General Partner who will be employed by or have any direct or indirect equity interest in any Person acquiring assets of Alliance Capital shall not be considered if the Pass-through Matter relates to any transaction described in Section 6.12 of the Alliance Capital Partnership

Agreement, in which event the number of Alliance Capital LP Units voted by the Partnership shall be reduced proportionately. For purposes of the two preceding sentences, a Limited Partnership Interest represented by a Unit held by an employee or held (or represented by a Unit held) for the benefit of an employee, or by or for the benefit of a member of the family of an employee, shall be treated as if owned by that employee. The General Partner shall have the right to vote with respect to all Pass-through Matters (other than Pass-through Matters that require Alliance Capital Majority Outside Approval) and shall be entitled to cast one vote for each General Partnership Interest which it owns.

         (c) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns: (i) at a meeting in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of Limited Partners are to be counted. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. The Assignor Limited Partner shall vote (whether by proxy, ballot, consent or otherwise) so many of the Limited Partnership Interests held by it in favor of and in opposition to any matter upon which the Limited Partners are to vote in accordance with written instructions received by it from Unitholders as of the applicable Record Date. Other than their rights as herein provided to give written instructions to the Assignor Limited Partner, the Unitholders shall have no other voting or consent rights. Notwithstanding the foregoing, Unitholders of record as of the applicable Record Date shall be entitled to all notices of, and to be present and be heard at, all meetings of Limited Partners. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners and the validity and use of written instructions given to the Assignor Limited Partner by the Unitholders. Subject to the provisions of Section 4.02 and the rights of the holders of any securities issued pursuant thereto, the Limited Partners shall vote as a single class with respect to all matters voted upon by the Limited Partners.

         (d) With respect to any matter upon which the Limited Partners are requested to vote or to give their consent, for which the required vote for approval is not otherwise specified in this Agreement, such matter shall be considered approved upon Majority Approval.

         (e) The General Partner shall cause the Partnership (in its capacity as a limited partner of Alliance Capital) to request that Alliance Capital call a meeting of the limited partners of Alliance Capital in accordance with the provisions of the Alliance Capital Partnership Agreement in the event that the General Partner receives a written request for such a meeting signed by Limited Partners (other than the Assignor Limited Partner) and Unitholders, considered together as a class, which hold 50% or more in interest of the issued and outstanding Limited Partnership Interests and Units. Any such request shall state the purpose of the proposed meeting and the matters to be acted upon thereat. Such meeting shall be held in accordance with the provisions of the Alliance Capital Partnership Agreement.

         SECTION 17.05. Notice of Meeting. Notice of a meeting called pursuant to Section 17.04 shall be given in writing by hand delivery, by courier service or by mail addressed to each Limited Partner and Unitholder at the address of the Limited Partner or Unitholder appearing on the books of the Partnership and Transfer Agent. In the event of a meeting called pursuant to
Section 17.04(b), such notice shall describe the Pass-through Matter or Pass-through Matters and, if such matters are to be submitted to a vote of the holders of Alliance Capital LP Units at a meeting of such holders, the date, time and place of such meeting. An affidavit or certificate of delivery or of mailing of any notice or report in accordance with the provisions of this
Article 17 executed by the General Partner, Transfer Agent, delivery or courier service or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Limited Partner or Unitholder at the address of such Limited Partner or Unitholder appearing on the books of the Partnership or Transfer Agent is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner or Unitholder at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

         SECTION 17.06. Record Date. For purposes of determining the Limited Partners and Unitholders entitled to notice or to vote at a meeting of the Limited Partners and Unitholders or to give consents without a meeting as provided in Section 17.12 (or to give instructions with respect thereto to the Assignor Limited Partner), the General Partner or the Liquidating Trustee, if any, may set a Record Date, which Record Date shall not be less than ten (10) days nor more than 60 days prior to the date of such meeting or consent (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange on which the Units are listed for trading, in which case the rule, regulation, guidelines or requirements of such securities exchange shall govern).

         SECTION 17.07. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than 30 days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 17.

         SECTION 17.08. Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners and Unitholders however called and noticed, and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of such meeting. Attendance of a Limited Partner or Unitholder at a meeting shall constitute a waiver of notice of the meeting; provided, however, that no such waiver shall occur when the Limited Partner or Unitholder objects, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened; and provided further, that attendance at a meeting is not a waiver of any right to object to the consideration of any matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

         SECTION 17.09. Quorum. Limited Partners of record who are Limited Partners with respect to more than 50% of the total number of all outstanding Limited Partnership Interests of the class or series entitled to vote with respect to the matter held by all Limited Partners of record, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. As to Limited Partnership Interests then held by the Assignor Limited Partner, only Limited Partnership Interests with respect to which the Assignor Limited Partner has received written instructions as provided in Section 17.04(c) shall be deemed represented for purposes of determining whether a quorum is present. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Limited Partnership Interests represented either in person or by proxy at such meeting, but no other business may be transacted.

         SECTION 17.10. Conduct of Meeting. The General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting and adjourning any meeting of Limited Partners, including without limitation the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of Section 17.04 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of all instructions to the Assignor Limited Partner as to the voting of Limited Partnership Interests held by it, the validity and effect of all proxies represented at such meeting and the determination of any controversies, votes or challenges arising in connection with or during such meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person, in either case, may be, without limitation, a Partner or any officer, employee or agent of the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies and other evidence of the right to vote.

         SECTION 17.11. Instructions by Nominees. With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or any agent of any of the foregoing), in whose name the Unit Certificates evidencing such Units are registered, such broker, dealer or other agent shall, in exercising any right to give written instructions to the Assignor Limited Partner in respect of such Units on any matter, give such instructions at the direction of the Person on whose behalf such broker, dealer or other agent is holding such Units, and the Partnership and the Assignor Limited Partner shall be entitled to assume it is so acting without further inquiry.

         SECTION 17.12. Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if the General Partner so agrees in writing, in its sole discretion, and a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum number of Limited Partnership Interests that would be necessary to authorize or take such action at a meeting at which all of the Limited Partners were present and voted. The Assignor Limited Partner shall sign such consent only on behalf of Unitholders with respect to which it has received written instructions with respect thereto. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners and Unitholders who have not consented thereto in writing. Written consents to the taking of any action by the Limited Partners shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner and (ii) consents sufficient to take the action proposed are dated as of a date not more than one hundred eighty (180) days prior to the date sufficient consents are deposited with the Partnership.


                                  ARTICLE 18
                              GENERAL PROVISIONS

         SECTION 18.01. Addresses and Notices. The address of each Partner and Unitholder for all purposes shall be the address set forth on the books and records of the Transfer Agent (or, if there is no Transfer Agent for a particular class or series of Units, on the books and records of the Partnership). Any notice, demand, request or report required or permitted to be given or made to a Partner (other than the General Partner and its Corporate Affiliates) under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to such Partner or Unitholder at such address by first class mail or by other means of written communication.

         SECTION 18.02. Consent of Limited Partners and Unitholders. By acceptance of a Certificate or a Unit Certificate, each Limited Partner and Unitholder expressly approves and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each present and future Limited Partner and Unitholder shall be bound by the results of such action.

         SECTION 18.03. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

         SECTION 18.04. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         SECTION 18.05. Further Action. Each Partner and Unitholder shall execute and deliver all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purpose of this Agreement.

         SECTION 18.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Partners and Unitholders and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         SECTION 18.07. Integration. This Agreement constitutes the entire agreement among the Partners and Unitholders pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         SECTION 18.08. Benefits of this Agreement. Except for the provisions of Section 6.02, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership or by any other Person not expressly granted rights herein.

         SECTION 18.09. Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 18.10. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

         SECTION 18.11. Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all of the terms and provisions hereof shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

         SECTION 18.12. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 29th day of October, 1999.



                                      ALLIANCE CAPITAL MANAGEMENT
                                      CORPORATION, General Partner


                                      By: /s/ David R. Brewer, Jr.
                                         ---------------------------------------
                                          Name:  David R. Brewer, Jr.
                                          Title: Senior Vice President and
                                                    General Counsel

                                                                       Exhibit A


                                  CERTIFICATE
                                      FOR
                                     UNITS
                                      IN
                   ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


No. ______                                                  ______________ Units


         ALLIANCE CAPITAL MANAGEMENT HOLDING L.P. (the "Partnership"), a Delaware limited partnership, hereby certifies that is the registered owner of Units representing assignments of beneficial ownership of limited partner interests in the Partnership ("Units"). The rights, preferences, and limitations of the Units are set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time (the "Partnership Agreement"), copies of which are on file at the General Partner's principal office at 1345 Avenue of the Americas, New York, New York 10105. The Units represented hereby are subject to redemption under certain circumstances as provided in the Partnership Agreement.

         This Certificate and the Units evidenced hereby are transferable, subject to the terms of the Partnership Agreement.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         WITNESS, the facsimile signatures of the duly authorized officers of Alliance Capital Management Corporation, the General Partner of the Partnership, and of Alliance ALP, Inc., the Assignor Limited Partner of the Partnership.

Dated:

ALLIANCE ALP, INC.,
Assignor Limited Partner                ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

                                        By: Alliance Capital Management
                                            Corporation, General Partner

By                                      By
  -----------------------------------   ----------------------------------------
  Title:                                Title:

BY ACCEPTANCE OF THIS CERTIFICATE FOR UNITS, AND AS A CONDITION TO ENTITLEMENT TO ANY RIGHTS IN OR BENEFITS WITH RESPECT TO THE

UNITS EVIDENCED HEREBY, A HOLDER HEREOF (INCLUDING ANY ASSIGNEE OR TRANSFEREE HEREOF) IS DEEMED TO HAVE AGREED TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE PARTNERSHIP AGREEMENT.

                                                                       Exhibit B


                                  CERTIFICATE
                                      FOR
                         LIMITED PARTNERSHIP INTERESTS
                                      IN
                   ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


No.                                                 ________ Limited Partnership
                                                                       Interests


         ALLIANCE CAPITAL MANAGEMENT HOLDING L.P. ("the Partnership"), a Delaware limited partnership, hereby certifies that is the registered owner of limited partner interests in the Partnership ("Limited Partnership Interests"). The rights, preferences, and limitations of the Limited Partnership Interests, including the right to exchange Limited Partnership Interests for Units representing assignments of beneficial ownership of Limited Partnership Interests upon compliance with certain conditions, are set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time (the "Partnership Agreement"), copies of which are on file at the General Partner's principal office at 1345 Avenue of the Americas, New York, New York 10105. THIS CERTIFICATE, AND THE LIMITED PARTNERSHIP INTERESTS REPRESENTED HEREBY, ARE NOT TRANSFERABLE EXCEPT UPON DEATH, BY OPERATION OF LAW, OR WITH THE WRITTEN CONSENT OF THE GENERAL PARTNER, WHICH CONSENT MAY BE GRANTED OR WITHHELD IN THE GENERAL PARTNER'S SOLE DISCRETION. ANY TRANSFER OR PURPORTED TRANSFER OF THIS CERTIFICATE OR THE LIMITED PARTNERSHIP INTERESTS REPRESENTED HEREBY NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT SHALL BE NULL AND VOID. THE LIMITED PARTNERSHIP INTERESTS REPRESENTED HEREBY ARE ALSO SUBJECT TO REDEMPTION UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE PARTNERSHIP AGREEMENT.

Dated: _____________,___                ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


                                        By: Alliance Capital Management
                                            Corporation, General Partner

                                        By:
                                            ------------------------------------


BY ACCEPTANCE OF THIS CERTIFICATE FOR LIMITED PARTNERSHIP
INTERESTS, AND AS A CONDITION TO ENTITLEMENT TO ANY RIGHTS IN OR
BENEFITS WITH RESPECT TO THE LIMITED PARTNERSHIP INTERESTS




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



EVIDENCED HEREBY, A HOLDER HEREOF (INCLUDING ANY ASSIGNEE OR TRANSFEREE HEREOF) IS DEEMED TO HAVE AGREED, WHETHER OR NOT SUCH HOLDER IS ADMITTED TO THE PARTNERSHIP AS A SUBSTITUTED LIMITED PARTNER WITH RESPECT TO THE LIMITED PARTNERSHIP INTERESTS EVIDENCED HEREBY, TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE PARTNERSHIP AGREEMENT.





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